Exhibit 4.1

EXECUTION VERSION

M/I HOMES, INC.,
THE GUARANTORS
named herein
and
U.S. BANK NATIONAL ASSOCIATION,
as Trustee
INDENTURE

Dated as of January 22, 2020

4.950% Senior Notes due 2028

CROSS-REFERENCE TABLE
TIA    Indenture
Section     Section

310	(a)(1) 7.10
(a)(2)        7.10
(a)(3)        N.A.
(a)(4)        N.A.
(a)(5)        N.A.
(b)        7.08; 7.10; 12.02
(b)(1)        7.10

311	(a) 7.11
(b)        7.11

312	(a) 2.06
(b)        12.03
(c)        12.03

313	(a) 7.06
(b)(1)        N.A.
(b)(2)        7.06
(c)        7.06; 12.02
(d)        7.06

314	(a) 4.02; 4.04; 12.02
(b)        N.A.
(c)(1)        12.04
(c)(2)        12.04
(c)(3)        N.A.
(d)        N.A.
(e)        12.05
(f)        N.A.

315	(a) 7.01(b)
(b)        7.05; 12.02
(c)        7.01(a)
(d)        7.01(c)
(e)        6.12

316	(a) (last sentence) 2.10
(a)(1)(A)        6.05
(a)(1)(B)        6.04
(a)(2)        N.A.
(b)        6.08
(c)        8.04

317	(a)(1) 6.09
(a)(2)        6.10
(b)        2.05; 7.12

318	(a) 12.01
(b)        N.A.
(c)        1.03

_______________________
N.A. means Not Applicable

Note:	This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture

TABLE OF CONTENTS
Page
ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.	Definitions..........................................................................................................1

SECTION 1.02.	Other Definitions..............................................................................................25

SECTION 1.03.	Incorporation by Reference of Trust Indenture Act..........................................26

SECTION 1.04.	Rules of Construction.......................................................................................27
ARTICLE TWO

THE NOTES

SECTION 2.01.	Amount of Notes...............................................................................................27

SECTION 2.02.	Form and Dating...............................................................................................28

SECTION 2.03.	Execution and Authentication...........................................................................28

SECTION 2.04.	Registrar and Paying Agent...............................................................................29

SECTION 2.05.	Paying Agent To Hold Money in Trust.............................................................29

SECTION 2.06.	Holder Lists.......................................................................................................30

SECTION 2.07.	Transfer and Exchange......................................................................................30

SECTION 2.08.	Replacement Notes............................................................................................30

SECTION 2.09.	Outstanding Notes.............................................................................................31

SECTION 2.10.	Treasury Notes..................................................................................................31

SECTION 2.11.	Temporary Notes...............................................................................................31

SECTION 2.12.	Cancellation.......................................................................................................31

SECTION 2.13.	Defaulted Interest..............................................................................................32

SECTION 2.14.	CUSIP Number..................................................................................................32

SECTION 2.15.	Deposit of Moneys............................................................................................32

SECTION 2.16.	Book-Entry Provisions for Global Notes..........................................................32

SECTION 2.17.	Special Transfer Provisions...............................................................................34

SECTION 2.18.	Computation of Interest.....................................................................................35
ARTICLE THREE

REDEMPTION

SECTION 3.01.	Election To Redeem; Notices to Trustee...........................................................36

SECTION 3.02.	Selection by Trustee of Notes To Be Redeemed...............................................36

SECTION 3.03.	Notice of Redemption.......................................................................................36

SECTION 3.04.	Effect of Notice of Redemption........................................................................37

SECTION 3.05.	Deposit of Redemption Price............................................................................37

SECTION 3.06.	Notes Redeemed in Part....................................................................................38

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ARTICLE FOUR

COVENANTS

SECTION 4.01.	Payment of Notes..............................................................................................38

SECTION 4.02.	Reports by the Issuer.........................................................................................38

SECTION 4.03.	Waiver of Stay, Extension or Usury Laws........................................................39

SECTION 4.04.	Compliance Certificate.....................................................................................39

SECTION 4.05.	Taxes.................................................................................................................39

SECTION 4.06.	Limitations on Additional Indebtedness...........................................................40

SECTION 4.07.	Limitations on Layering Indebtedness.............................................................41

SECTION 4.08.	Limitations on Restricted Payments.................................................................42

SECTION 4.09.	Limitations on Asset Sales................................................................................44

SECTION 4.10.	Limitations on Transactions with Affiliates......................................................46

SECTION 4.11.	Limitations on Liens.........................................................................................47

SECTION 4.12.	Conduct of Business.........................................................................................48

SECTION 4.13.	Additional Guarantees......................................................................................48

SECTION 4.14.	Limitations on Dividends and Other Restrictions Affecting Restricted Subsidiaries................................................................................................48

SECTION 4.15.	Limitations on Designation of Unrestricted Subsidiaries.................................50

SECTION 4.16.	[Intentionally Omitted].....................................................................................51

SECTION 4.17.	[Intentionally Omitted].....................................................................................51

SECTION 4.18.	Payments for Consent.......................................................................................51

SECTION 4.19.	Legal Existence.................................................................................................51

SECTION 4.20.	Change of Control Offer...................................................................................51
ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01.	Limitations on Mergers, Consolidations, Etc...................................................52
ARTICLE SIX

DEFAULTS AND REMEDIES

SECTION 6.01.	Events of Default..............................................................................................54

SECTION 6.02.	Acceleration......................................................................................................56

SECTION 6.03.	Other Remedies.................................................................................................56

SECTION 6.04.	Waiver of Past Defaults and Events of Default.................................................56

SECTION 6.05.	Control by Majority...........................................................................................57

SECTION 6.06.	Limitation on Suits............................................................................................57

SECTION 6.07.	No Personal Liability of Directors, Officers, Employees and Shareholders.....57

SECTION 6.08.	Rights of Holders To Receive Payment............................................................57

SECTION 6.09.	Collection Suit by Trustee.................................................................................58

SECTION 6.10.	Trustee May File Proofs of Claim.....................................................................58

SECTION 6.11.	Priorities............................................................................................................58

SECTION 6.12.	Undertaking for Costs.......................................................................................59

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Page

ARTICLE SEVEN

TRUSTEE

SECTION 7.01.	Duties of Trustee..............................................................................................59

SECTION 7.02.	Rights of Trustee..............................................................................................60

SECTION 7.03.	Individual Rights of Trustee.............................................................................60

SECTION 7.04.	Trustee’s Disclaimer.........................................................................................61

SECTION 7.05.	Notice of Defaults............................................................................................61

SECTION 7.06.	Reports by Trustee to Holders..........................................................................61

SECTION 7.07.	Compensation and Indemnity...........................................................................61

SECTION 7.08.	Replacement of Trustee....................................................................................62

SECTION 7.09.	Successor Trustee by Consolidation, Merger, etc.............................................63

SECTION 7.10.	Eligibility; Disqualification..............................................................................63

SECTION 7.11.	Preferential Collection of Claims Against Issuer..............................................63

SECTION 7.12.	Paying Agents...................................................................................................63
ARTICLE EIGHT

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 8.01.	Without Consent of Holders.............................................................................64

SECTION 8.02.	With Consent of Holders..................................................................................65

SECTION 8.03.	Compliance with Trust Indenture Act..............................................................66

SECTION 8.04.	Revocation and Effect of Consents..................................................................66

SECTION 8.05.	Notation on or Exchange of Notes...................................................................67

SECTION 8.06.	Trustee To Sign Amendments, etc....................................................................67
ARTICLE NINE

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.	Discharge of Indenture....................................................................................67

SECTION 9.02.	Legal Defeasance............................................................................................68

SECTION 9.03.	Covenant Defeasance......................................................................................68

SECTION 9.04.	Conditions to Legal Defeasance or Covenant Defeasance..............................68

SECTION 9.05.	Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions...............................................................70

SECTION 9.06.	Reinstatement..................................................................................................70

SECTION 9.07.	Moneys Held by Paying Agent........................................................................70

SECTION 9.08.	Moneys Held by Trustee..................................................................................71
ARTICLE TEN

GUARANTEE OF NOTES

SECTION 10.01.	Guarantee.........................................................................................................71

SECTION 10.02.	Execution and Delivery of Guarantee..............................................................72

SECTION 10.03.	Limitation of Guarantee...................................................................................72

SECTION 10.04.	Release of Guarantor........................................................................................72

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SECTION 10.05.	Waiver of Subrogation.73
ARTICLE ELEVEN

[INTENTIONALLY OMITTED]
ARTICLE TWELVE

MISCELLANEOUS

SECTION 12.01.	Trust Indenture Act Controls............................................................................73

SECTION 12.02.	Notices..............................................................................................................74

SECTION 12.03.	Communications by Holders with Other Holders............................................75

SECTION 12.04.	Certificate and Opinion as to Conditions Precedent........................................75

SECTION 12.05.	Statements Required in Certificate and Opinion..............................................75

SECTION 12.06.	Rules by Trustee and Agents............................................................................75

SECTION 12.07.	Business Days; Legal Holidays........................................................................75

SECTION 12.08.	Governing Law.................................................................................................76

SECTION 12.09.	No Adverse Interpretation of Other Agreements..............................................76

SECTION 12.10.	No Recourse Against Others.............................................................................76

SECTION 12.11.	Successors.........................................................................................................76

SECTION 12.12.	Multiple Counterparts.......................................................................................76

SECTION 12.13.	Table of Contents, Headings, etc......................................................................77

SECTION 12.14.	Separability.......................................................................................................77

EXHIBITS

Exhibit A	Form of Note.......................................................................................................A-1

Exhibit B	Form of Legend for Rule 144A Notes and Other Notes That Are Restricted
Notes....................................................................................................................B-1

Exhibit C	Form of Legend for Regulation S Note...............................................................C-1

Exhibit D	Form of Legend for Global Note.........................................................................D-1

Exhibit E	Form of Certificate To Be Delivered in Connection with Transfers to Non-
QIB Accredited Investors....................................................................................E-1

Exhibit F	Form of Certificate To Be Delivered in Connection with Transfers Pursuant to Regulation S....................................................................................................F-1

Exhibit G	Form of Guarantee..............................................................................................G-1

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INDENTURE, dated as of January 22, 2020, among M/I HOMES, INC., a corporation organized under the laws of Ohio, as issuer (the “Issuer”), the Guarantors (as hereinafter defined) and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”).
The Issuer and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 4.950% Senior Notes due 2028 (the “Notes”):
Each party agrees as follows for the equal and ratable benefit of the Holders.
ARTICLE ONE
DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01.        Definitions.
“2021 Senior Notes Issue Date” means December 1, 2015.
“2025 Senior Notes” means the Issuer’s 5.625% Senior Notes due 2025, governed by the indenture dated as of August 3, 2017, among the Issuer, the guarantors named therein and U.S. Bank National Association, as trustee.
“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.
“Additional Notes” means an unlimited principal amount of Notes having identical terms and conditions, except for differences with respect to issue date and issue price, to the Notes issued pursuant to Article Two and in compliance with Section 4.06.
“Adjusted Net Assets” of a Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts and all other fixed and contingent liabilities (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Guarantor under the Guarantee), excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.
“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referenced Person. For purposes of Section 4.10, Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referenced Person, (2) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the referenced Person or (3) with respect to an individual, any immediate family member of such Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
“Agent” means any Registrar, Paying Agent or agent for service or notices and demands.
“amend” means to amend, supplement, restate, amend and restate or otherwise modify; and “amendment” shall have a correlative meaning.
“asset” means any asset or property.
“Asset Acquisition” means
(1)    an Investment by the Issuer or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary, or shall be merged with or into the Issuer or any Restricted Subsidiary, or
(2)    the acquisition by the Issuer or any Restricted Subsidiary of all or substantially all of the assets of any other Person or any division or line of business of any other Person.
“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation), in one transaction or a series of related transactions, of any assets (including Equity Interests) of the Issuer or any Restricted Subsidiaries, other than in the ordinary course of business. For purposes of this definition, the term “Asset Sale” shall not include:
(1)    transfers of cash or Cash Equivalents;
(2)    transfers of assets (including Equity Interests) that are governed by, and made in accordance with, Section 5.01;
(3)    Permitted Investments and Restricted Payments permitted under Section 4.08;
(4)    the creation or realization of any Permitted Lien;
(5)    transactions in the ordinary course of business, including, without limitation, sales (directly or indirectly), dedications and other donations to governmental authorities, leases and sales and leasebacks of (a) homes, improved land and unimproved land and (b) real estate (including related amenities and improvements);
(6)    any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $10.0 million;
(7)    the surrender or waiver of contractual rights or the settlement, release or surrender of contract, tort or other claims of any kind;
(8)    a disposition of assets or property that are obsolete or that are no longer useful in the conduct of the business of the Issuer and/or any Restricted Subsidiaries; and

(9)    an issuance of Equity Interests by a Restricted Subsidiary to the Issuer or to a Restricted Subsidiary.
“Attributable Indebtedness,” when used with respect to any Sale and Leaseback Transaction, means, at the time of determination, the present value (discounted at a rate equivalent to the Issuer’s then-current weighted average cost of funds for borrowed money at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining terms of any Capitalized Lease included in any such Sale and Leaseback Transaction.
“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.
“Board of Directors” means, with respect to any Person, the board of directors or comparable governing body of such Person.
“Board Resolution” means a copy of a resolution certified pursuant to an Officers’ Certificate to have been duly adopted by the Board of Directors, or the executive committee of the Board of Directors, of the Issuer and to be in full force and effect, and delivered to the Trustee.
“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.
“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash Equivalents” means (1) securities, certificates and notes with maturities of 364 days or less from the date of acquisition that are within one of the following classifications: (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) mortgage backed securities issued or fully guaranteed or insured by the Federal Home Loan Mortgage Corporation, Federal National Mortgage Association, or a similar government sponsored enterprise or mortgage agency, (c) securities issued by States, territories and possessions of the United States and their political subdivisions (municipalities), with ratings of at least “A” or the equivalent thereof by S&P or Moody’s, (d) time deposits, certificates of deposit, bankers’ acceptances, or similar short-term notes issued by a commercial bank domiciled and registered in the United States with capital and surplus in excess of $200 million, and which has (or the holding company of which has) a commercial paper rating of at least A-l or the equivalent thereof by S&P or P-l or the equivalent thereof by Moody’s, or (e) commercial paper of a domestic issuer rated at least A-l or the equivalent thereof by S&P or P-l or the equivalent thereof by Moody’s; and (2) money market mutual funds which invest in securities of the types listed in subclauses (a) through (e) of clause (1) above with a weighted average maturity of less than one year.
“Change of Control” means the occurrence of any of the following events:
(1)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of the Issuer;

(2)    during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Issuer (together with any new directors whose election to such Board of Directors or whose nomination for election by the shareholders of the Issuer was approved by a vote of the majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Issuer;
(3)    (a) all or substantially all of the assets of the Issuer and the Restricted Subsidiaries are sold or otherwise transferred to any Person other than a wholly owned Restricted Subsidiary or one or more Permitted Holders or (b) the Issuer consolidates or merges with or into another Person other than a Permitted Holder or any Person other than a Permitted Holder consolidates or merges with or into the Issuer, in either case under this clause (3), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons owning Voting Stock representing in the aggregate 100% of the total voting power of the Voting Stock of the Issuer immediately prior to such consummation do not own Voting Stock representing at least a majority of the total voting power of the Voting Stock of the Issuer or the surviving or transferee Person; or
(4)    the Issuer adopts a plan of liquidation or dissolution or any such plan is approved by the shareholders of the Issuer.
“Consolidated Amortization Expense” for any period means the amortization expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (which, for the avoidance of doubt, shall not include the amortization expense of Unrestricted Subsidiaries in the consolidated determination).
“Consolidated Cash Flow Available for Fixed Charges” for any period means, without duplication, the sum of the amounts for such period of:
(1)    Consolidated Net Income; plus
(2)    in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders:
(a)    Consolidated Income Tax Expense;
(b)    Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense);
(c)    Consolidated Depreciation Expense;
(d)    Consolidated Interest Expense; and

(e)    all other non-cash items reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period;
in each case determined on a consolidated basis in accordance with GAAP; plus
(3)    cash distributions from Unrestricted Subsidiaries to the extent such distributions have actually been received by the Issuer or a Restricted Subsidiary (provided, however, that with respect to such distributions to a Restricted Subsidiary, only to the extent that a corresponding amount would be permitted at the date of determination to be distributed to the Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders); minus
(4)    the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period.
“Consolidated Depreciation Expense” for any period means the depreciation expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (which, for the avoidance of doubt, shall not include the depreciation expense of Unrestricted Subsidiaries in the consolidated determination).
“Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated Cash Flow Available for Fixed Charges during the most recent four consecutive full fiscal quarters for which financial statements are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Interest Incurred for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Incurred shall be calculated after giving effect on a pro forma basis for the period of such calculation to:
(1)    the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and
(2)    any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow Available for Fixed Charges (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition or other disposition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period;

provided, however, that Indebtedness incurred under revolving credit facilities shall be deemed to be the average daily balance of Indebtedness during such Four-Quarter Period (or any shorter period in which such facilities are in effect).
If the Issuer or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Issuer or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness as of the first day of the Four-Quarter Period.
In calculating Consolidated Interest Incurred for purposes of determining the denominator (but not the numerator) of the Consolidated Fixed Charge Coverage Ratio:
(1)    interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on this Indebtedness in effect on the Transaction Date;
(2)    if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and
(3)    notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements with a term of at least one year after the Transaction Date relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.
“Consolidated Income Tax Expense” for any period means the provision for taxes of the Issuer and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP (which, for the avoidance of doubt, shall not include the provision for taxes of Unrestricted Subsidiaries in the consolidated determination).
“Consolidated Indebtedness” means, as of any date, the total Indebtedness of the Issuer and the Restricted Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP (which, for the avoidance of doubt, shall not include the total Indebtedness of Unrestricted Subsidiaries in the consolidated determination).
“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (which, for the avoidance of doubt, shall not include the total interest expense of Unrestricted Subsidiaries in the consolidated determination) and including without duplication:
(1)    imputed interest on Capitalized Lease Obligations and Attributable Indebtedness;
(2)    commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings;
(3)    the net costs associated with Hedging Obligations;

(4)    amortization of debt issuance costs, debt discount or premium and other financing fees and expenses;
(5)    the interest portion of any deferred payment obligations;
(6)    all other noncash interest expense;
(7)    the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Issuer or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Issuer or a wholly owned Restricted Subsidiary), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Issuer and the Restricted Subsidiaries, expressed as a decimal;
(8)    interest amortized to land and housing costs;
(9)    all interest payable with respect to discontinued operations; and
(10)    all interest on any Indebtedness of any other Person guaranteed by the Issuer or any Restricted Subsidiary.
“Consolidated Interest Incurred” for any period means the sum, without duplication, of (1) Consolidated Interest Expense and (2) interest capitalized for such period by the Issuer and the Restricted Subsidiaries (which, for the avoidance of doubt, shall not include interest capitalized by Unrestricted Subsidiaries in the consolidated determination), but excluding interest amortized to land and housing costs.
“Consolidated Net Income” for any period means the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:
(1)    the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer and the Restricted Subsidiaries has an ownership interest, except to the extent that cash distributions have actually been received by the Issuer or any Restricted Subsidiaries during such period;
(2)    except to the extent includible in the consolidated net income of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;
(3)    the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period;

(4)    for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Issuer by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;
(5)    other than for purposes of calculating the Restricted Payments Basket, any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) any Asset Sale by the Issuer or any Restricted Subsidiary; and
(6)    other than for purposes of calculating the Restricted Payments Basket, any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or the tax effect of any such extraordinary loss), realized by the Issuer or any Restricted Subsidiary during such period.
In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to clause (3)(e) of the first paragraph of Section 4.08 or decreased the amount of Investments outstanding pursuant to clause (14) of the definition of “Permitted Investments” shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.
“Consolidated Net Worth” means, with respect to any Person as of any date, the consolidated shareholders’ equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) (1) any amounts thereof attributable to Disqualified Equity Interests of such Person or its Subsidiaries or any amount attributable to Unrestricted Subsidiaries and (2) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a Subsidiary of such Person.
“Consolidated Tangible Assets” means, as of any date, the total amount of assets of the Issuer and the Restricted Subsidiaries on a consolidated basis (which, for the avoidance of doubt, shall not include the assets of Unrestricted Subsidiaries in the consolidated determination) at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less, to the extent otherwise included, the amounts of (without duplication): (1) Intangible Assets; (2) any assets securing Non-Recourse Indebtedness; (3) minority interest in consolidated Subsidiaries held by Persons other than the Issuer or a Restricted Subsidiary; (4) treasury stock; and (5) Investments in and of Unrestricted Subsidiaries.
“Consolidated Tangible Net Worth” means, with respect to any Person as of any date, the Consolidated Net Worth of such Person as of such date less (without duplication) all Intangible Assets of such Person as of such date.
“Credit Agreement” means (i) the Credit Agreement, dated July 18, 2013, as amended by the First Amendment to Credit Agreement, dated October 20, 2014, as further amended by the Second Amendment to Credit Agreement, dated July 18, 2017, among the Issuer, as borrower, and the banks and other financial institutions from time to time party thereto as agents and lenders; and (ii) any related notes, guarantees, collateral and other security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), including, without limitation, by Subsidiaries, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time (including, without limitation, increases in the amount that may be borrowed thereunder and/or alterations of the maturity date thereof), and whether secured or unsecured.

“Credit Facilities” means, with respect to the Issuer or any Restricted Subsidiaries:
(1)    the Credit Agreement;
(2)    any agreement with banks or other financial institutions from time to time with respect to the issuance of letters of credit, and any related notes, guarantees, collateral and other security documents, instruments and agreements executed in connection therewith, including, without limitation, by Restricted Subsidiaries, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time (including, without limitation, increases in the amount of letters of credit that may be borrowed thereunder and/or alterations of the maturity date thereof); and
(3)    one or more debt facilities (which may be outstanding at the same time) or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans or other long-term indebtedness, including any notes, mortgages, guarantees, collateral and other security documents, instruments and agreements executed in connection therewith, including, without limitation, by Restricted Subsidiaries, and, in each case, any amendments, supplements, modifications, extensions, renewals, restatements or refunding thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.
“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.
“Depository” means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Issuer, which Person must, if required by applicable law, be a clearing agency registered under the Exchange Act.
“Disqualified Equity Interests” of any Person means any Equity Interests of such Person that, by their terms, or by the terms of any related agreement or of any security into which they are convertible, puttable or exchangeable, are, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that are not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change in control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions of Section 4.20 and such Equity Interests specifically provide that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to the provisions of Section 4.20.
“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Issuer or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.
“Four-Quarter Period” has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States. For the purposes of calculating the financial tests contained in this Indenture, GAAP shall be applied as such principles and standards are in effect on the Issue Date. Notwithstanding the foregoing, for all purposes of financial calculations with respect to accounting for leases as either operating leases or capital leases, the impact of FASB ASC 840 and FASB ASC 842 or any subsequent pronouncement having similar effect shall be disregarded.
“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.
“Guarantee” means the guarantee of the Notes by each Guarantor under this Indenture.
“Guarantor” means each Restricted Subsidiary of the Issuer on the Issue Date and each other Subsidiary that is required to become a Guarantor of the Notes by the terms of this Indenture after the Issue Date, in each case, until such Subsidiary is released from its Guarantee.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, (2) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.
“Holder” means any registered holder, from time to time, of the Notes.
“incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary or at the time such Person merged with or into the Issuer or a Restricted Subsidiary shall be deemed to have been incurred at such time and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.
“Indebtedness” of any Person at any date means, without duplication:
(1)    all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);
(2)    all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(3)    all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto);
(4)    all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;
(5)    the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;
(6)    all Capitalized Lease Obligations of such Person;
(7)    all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;
(8)    all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided, however, that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer’s Subsidiaries shall be counted only once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis;
(9)    all Attributable Indebtedness;
(10)    to the extent not otherwise included in this definition, Hedging Obligations of such Person;

(11)    all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person; and
(12)    the liquidation value of Preferred Stock of a Subsidiary of such Person issued and outstanding and held by any Person other than such Person (or one of its Restricted Subsidiaries).
Notwithstanding the foregoing, (a) earn-outs or similar profit sharing arrangements provided for in acquisition agreements which are determined on the basis of future operating earnings or other similar performance criteria (which are not determinable at the time of acquisition) of the acquired assets or entities and (b) accrued expenses, trade payables, customer deposits or deferred income taxes arising in the ordinary course of business shall not be considered Indebtedness. Any Indebtedness which is incurred at a discount to the principal amount at maturity thereof shall be deemed to have been incurred in the amount of the full principal amount at maturity thereof. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to this Indenture.
“Indenture” means this Indenture as amended, restated or supplemented from time to time.
“Independent Director” means a director of the Issuer who:
(1)    is independent with respect to the transaction at issue;
(2)    does not have any material financial interest in the Issuer or any of its Affiliates (other than as a result of holding securities of the Issuer); and
(3)    qualifies as an “independent director” under the rules of the New York Stock Exchange or any other securities exchange on which a class of the Issuer’s capital stock is listed.
“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Issuer’s Board of Directors or the executive committee of the Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Issuer and its Affiliates; provided, however, that the prior rendering of services to the Issuer or an Affiliate of the Issuer shall not, by itself, disqualify the advisor.
“Initial Purchasers” means Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, PNC Capital Markets LLC, U.S. Bancorp Investments, Inc., Fifth Third Securities, Inc., Comerica Securities, Inc., The Huntington Investment Company, WoodRock Securities, LP, Regions Securities LLC and Samuel A. Ramirez & Company, Inc.
“Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act.

“Intangible Assets” means, with respect to any Person, (1) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their carrying value (other than write-ups which occurred prior to the Issue Date and other than, in connection with the acquisition of an asset, the write-up of the value of such asset (within 12 months of its acquisition) to its Fair Market Value in accordance with GAAP on the date of acquisition) and (2) all other items which would be treated as intangibles on the consolidated balance sheet of such Person prepared in accordance with GAAP.
“interest” means, with respect to the Notes, interest and Registration Default Damages, if any, on the Notes.
“Interest Payment Dates” means each February 1 and August 1, commencing August 1, 2020.
“Investment Grade” shall mean BBB- or higher by S&P and Baa3 or higher by Moody’s or the equivalent of such ratings by S&P or Moody’s.
“Investments” of any Person means:
(1)    all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;
(2)    all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person;
(3)    all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP; and
(4)    the Designation of any Subsidiary as an Unrestricted Subsidiary.
Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with Section 4.15. If the Issuer or any Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Subsidiary not sold or disposed of, which amount shall be determined by the Board of Directors, or the executive committee of the Board of Directors, of the Issuer. Notwithstanding the foregoing, redemptions of Equity Interests of the Issuer shall be deemed not to be Investments.
“Issue Date” means January 22, 2020.
“Issuer” means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article Five and thereafter means the successor.
“Issuer Request” means any written request signed in the name of the Issuer by the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer of the Issuer and attested to by the Secretary or any Assistant Secretary of the Issuer.

“Joint Venture” means any Person (other than a Subsidiary) engaged in a Permitted Business in which the Issuer or a Guarantor holds any stock, partnership interest, joint venture interest, limited liability company interest or other equity interest.
“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).
“Moody’s” means Moody’s Investors Service, Inc., or any successor to its debt rating business.
“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of:
(1)    brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;
(2)    provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);
(3)    amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;
(4)    payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and
(5)    appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.
“New Securities” has the meaning provided in the Registration Rights Agreement.
“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (1) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days after the acquisition of such property and (2) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness.
“Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.

“Notes” means the 4.950% Senior Notes due 2028 issued by the Issuer, including, without limitation, the New Securities, treated as a single class of securities, as amended from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.
“Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.
“Offer” has the meaning set forth in the definition of “Offer to Purchase.”
“Offer Expiration Date” has the meaning set forth in the definition of “Offer to Purchase.”
“Offer to Purchase” means a written offer (the “Offer”) sent by or on behalf of the Issuer by first-class mail, postage prepaid, to each Holder at its address appearing in the register for the Notes on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Offer Expiration Date”) of the Offer to Purchase, which shall be not less than 30 days nor more than 60 days after the date of such Offer, and a settlement date (the “Purchase Date”) for purchase of Notes to occur no later than three Business Days after the Offer Expiration Date. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall also contain information concerning the business of the Issuer and its Subsidiaries which the Issuer in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase. Such information shall include, at a minimum, (i) the most recent annual and quarterly financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the document required to be delivered to Holders pursuant to Section 4.02 (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Issuer’s business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Issuer to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Issuer to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:
(1)    the Section of this Indenture pursuant to which the Offer to Purchase is being made;
(2)    the Offer Expiration Date and the Purchase Date;
(3)    the aggregate principal amount of the outstanding Notes offered to be purchased by the Issuer pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of this Indenture requiring the Offer to Purchase) (the “Purchase Amount”);
(4)    the purchase price to be paid by the Issuer for each $1,000 aggregate principal amount of Notes accepted for payment (the “Purchase Price”);
(5)    that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

(6)    the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;
(7)    that interest on any Note not tendered or tendered but not purchased by the Issuer pursuant to the Offer to Purchase will continue to accrue;
(8)    that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;
(9)    that each Holder electing to tender all or any portion of a Note pursuant to the Offer to Purchase will be required to surrender such Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, at the place or places specified in the Offer prior to the close of business on the Offer Expiration Date (such Note being, if the Issuer so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer duly executed by, the Holder thereof or its attorney duly authorized in writing);
(10)    that Holders will be entitled to withdraw all or any portion of Notes tendered if the Issuer receives, not later than the close of business on the fifth Business Day preceding the Offer Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Note the holder tendered and a statement that such Holder is withdrawing all or a portion of its tender;
(11)    that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 principal amount or integral multiples thereof shall be purchased); and
(12)    that in the case of any Holder whose Note is purchased only in part, the Issuer shall execute and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.
An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.
On or before the Purchase Date, the Issuer shall (i) accept for payment Notes or portions thereof tendered and not withdrawn pursuant to the Offer, (ii) deposit with the Trustee U.S. Dollars sufficient to pay the Purchase Price, plus accrued interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers’ Certificate stating the Notes or portions thereof being purchased by the Issuer. The Trustee shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the Purchase Price, plus accrued interest, if any, thereon.
“Offering Memorandum” means the Offering Memorandum dated January 7, 2020 pursuant to which the Notes were offered.

“Officer” means any of the following of the Issuer: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.
“Officers’ Certificate” means a certificate signed by two Officers.
“Opinion of Counsel” means a written opinion reasonably satisfactory in form and substance to the Trustee from legal counsel, which counsel is reasonably acceptable to the Trustee, stating the matters required by Section 12.05 and delivered to the Trustee.
“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that is not subordinate as to payment with the Notes or the Guarantees, as applicable.
“Permitted Business” means the businesses engaged in by the Issuer and its Subsidiaries on the Issue Date as described in the Issuer’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2018, and businesses that are reasonably related thereto or reasonable extensions thereof.
“Permitted Holders” means Robert H. Schottenstein, his wife, children and siblings, any corporation, limited liability company or partnership in which he has voting control and is the direct and beneficial owner of a majority of the Equity Interests and any trust for the benefit of him, his wife or children.
“Permitted Investment” means:
(1)    Investments by the Issuer or any Restricted Subsidiary in (a) any Restricted Subsidiary or (b) any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Issuer or a Restricted Subsidiary;
(2)    Investments in the Issuer by any Restricted Subsidiary;
(3)    loans and advances to directors, employees and officers of the Issuer and the Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Issuer not in excess of $10.0 million at any one time outstanding;
(4)    Hedging Obligations incurred pursuant to clause (4) of the second paragraph of Section 4.06;
(5)    Cash Equivalents;
(6)    receivables or loans owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;
(7)    Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(8) Investments made by the Issuer or any Restricted Subsidiary as a result of non-cash consideration (excluding any amounts deemed to be cash) received in connection with an Asset Sale made in compliance with Section 4.09;
(9)    lease, utility and other similar deposits in the ordinary course of business;
(10)    Investments made by the Issuer or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests of the Issuer;
(11)    stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;
(12)    Investments in existence on the Issue Date;
(13)    Investments made by the Issuer or any Restricted Subsidiary in Unrestricted Subsidiaries or Joint Ventures; provided, however, that the aggregate cost for all Investments as determined in accordance with GAAP (excluding, however, the Issuer’s or any Restricted Subsidiary’s equity in the undistributed earnings or losses in each such Unrestricted Subsidiary or Joint Venture) made subsequent to the Issue Date pursuant to this clause (13) does not exceed 15% of Consolidated Tangible Assets at any one time outstanding; and provided, further, however, that no such Investment may be made if it causes or results (singly or with other actions or events) in (i) any violation of any other covenant or condition of this Indenture or (ii) any other Default; and
(14)    other Investments in an aggregate amount not to exceed the greater of (x) $100.0 million and (y) 5% of Consolidated Tangible Assets at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value).
The amount of Investments outstanding at any time pursuant to clause (14) above shall be deemed to be reduced:
(a)    upon the disposition or repayment of or return on any Investment made pursuant to clause (14) above, by an amount equal to the return of capital with respect to such Investment to the Issuer or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes; and
(b)    upon a Redesignation of an Unrestricted Subsidiary (other than any Unrestricted Subsidiary that was designated as an Unrestricted Subsidiary on the Issue Date) as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (14) above.
“Permitted Liens” means the following types of Liens:
(1)    (a) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business and (b) Liens for taxes, assessments or governmental charges or claims, in either case, for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(2)    Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);
(3)    Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(4)    Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;
(5)    Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;
(6)    bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided, however, that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness which is not owed to that bank;
(7)    leases or subleases (or any Liens related thereto) granted to others that do not materially interfere with the ordinary course of business of the Issuer or any Restricted Subsidiary;
(8)    Liens arising from filing Uniform Commercial Code financing statements regarding leases;
(9)    Liens securing all of the Notes and Liens securing any Guarantee;
(10)    Liens in favor of the Issuer or a Guarantor;
(11)    (i) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date and (ii) Liens securing Refinancing Indebtedness to the extent such Refinancing Indebtedness is permitted to be secured pursuant to clause (4) of the definition thereof;
(12)    Liens securing Indebtedness under the Credit Facilities;
(13)    Liens securing Non-Recourse Indebtedness of the Issuer or any Restricted Subsidiary permitted to be incurred under this Indenture; provided, however, that such Liens apply only to the property financed out of the net proceeds of such Non-Recourse Indebtedness within 180 days after the incurrence of such Non-Recourse Indebtedness;
(14)    Liens securing Purchase Money Indebtedness, which indebtedness is permitted to be incurred under this Indenture; provided, however, that such Liens apply only to the property acquired, constructed or improved with the proceeds of such Purchase Money Indebtedness within 180 days after the incurrence of such Purchase Money Indebtedness;

(15)    Liens securing Acquired Indebtedness permitted to be incurred under this Indenture; provided, however, that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary; and provided, further, however, that the Liens were not incurred in connection with, or in contemplation of the incurrence of such Acquired Indebtedness;
(16)    Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Issuer or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof);
(17)    Liens to secure Attributable Indebtedness permitted to be incurred under this Indenture; provided, however, that any such Lien shall not extend to or cover any assets of the Issuer or any Restricted Subsidiary other than the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred;
(18)    attachment or judgment Liens not giving rise to a Default and which are being contested in good faith by appropriate proceedings;
(19)    easements, rights-of-way, restrictions and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Issuer and its Subsidiaries;
(20)    zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Issuer and its Subsidiaries or the value of such real property for the purpose of such business;
(21)    any option, contract or other agreement to sell an asset; provided, however, that such sale is not otherwise prohibited under this Indenture;
(22)    Liens on property existing at the time of acquisition thereof by the Issuer or any Subsidiary; provided, however, that such Liens were not entered into in contemplation of such acquisition;
(23)    any interest or title of a lessor under any lease, whether or not characterized as an operating lease or Capitalized Lease Obligation; provided, however, that such Liens do not extend to any property or assets which is not leased property subject to such lease;
(24)    Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Issuer or any of its Subsidiaries in the ordinary course of business; and
(25)    in addition to Liens allowed pursuant to the other clauses in this definition of “Permitted Liens,” Liens securing Indebtedness of the Issuer or any Restricted Subsidiary permitted to be incurred under this Indenture (including all Indebtedness permitted to be secured by the other provisions of this definition, but excluding Non-Recourse Indebtedness) in an aggregate principal amount not exceeding 20% of Consolidated Tangible Assets at any one time outstanding (after giving effect to the incurrence of such Indebtedness and the use of the proceeds thereof).

“Permitted Unrestricted Subsidiary Debt” means Indebtedness of an Unrestricted Subsidiary:
(1)    as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, in each case, other than guarantees by the Issuer that are in existence on the Issue Date; and
(2)    no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Issuer or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.
“Physical Notes” means certificated Notes in registered form in substantially the form set forth in Exhibit A.
“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to creditors and holders of Equity Interests of such Person.
“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.
“principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.
“Private Placement Legend” means the legend initially set forth on the Rule 144A Notes and Other Notes that are Restricted Notes in the form set forth in Exhibit B.
“Purchase Amount” has the meaning set forth in the definition of “Offer to Purchase.”
“Purchase Date” has the meaning set forth in the definition of “Offer to Purchase.”
“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and (3) such Indebtedness shall be incurred within 90 days before or after such acquisition of such asset by the Issuer or such Restricted Subsidiary or such installation, construction or improvement.

“Purchase Price” has the meaning set forth in the definition of “Offer to Purchase.”
“Qualified Equity Interests” means Equity Interests of the Issuer other than Disqualified Equity Interests; provided, however, that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary or financed, directly or indirectly, using funds (1) borrowed from the Issuer or any Subsidiary until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by the Issuer or any Subsidiary (including, without limitation, in respect of any employee stock ownership or benefit plan).
“Qualified Equity Offering” means the issuance and sale of Qualified Equity Interests of the Issuer to (i) Persons other than any Permitted Holder or (ii) any other Person who is not, prior to such issuance and sale, an Affiliate of the Issuer.
“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A promulgated under the Securities Act.
“Rating Agencies” means (1) S&P and (2) Moody’s.
“Ratio Exception” has the meaning set forth in the proviso in the first paragraph of Section 4.06.
“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning.
“Redemption Date” when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of the Notes.
“Refinanced Indebtedness” has the meaning set forth in the definition of “Refinancing Indebtedness.”
“Refinancing Indebtedness” means Indebtedness of the Issuer or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to redeem, repay or refinance in whole or in part, or constituting an amendment of, any Indebtedness of the Issuer or any Restricted Subsidiary (the “Refinanced Indebtedness”) in a principal amount not in excess of the principal amount of the Refinanced Indebtedness so repaid or amended (plus the amount of any premium paid and the amount of reasonable expenses incurred by the Issuer or any Restricted Subsidiary in connection with such repayment or amendment) (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement); provided, however, that:
(1)    if the Refinanced Indebtedness was subordinated to or pari passu with the Notes or the Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly pari passu with (in the case of Refinanced Indebtedness that was pari passu with) or subordinate in right of payment to (in the case of Refinanced Indebtedness that was subordinated to) the Notes or the Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(2)    the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) six months after the maturity date of the Notes;
(3)    the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid, redeemed or refinanced that is scheduled to mature on or prior to the maturity date of the Notes; and
(4)    the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Refinanced Indebtedness being repaid, redeemed, refinanced, extended or amended is secured.
“Registration Default Damages” has the meaning set forth in the Registration Rights Agreement.
“Registration Rights Agreement” means the registration rights agreement dated as of the Issue Date among the Issuer, the Guarantors and the Initial Purchasers.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Responsible Officer” when used with respect to the Trustee, means an officer or assistant officer assigned to the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
“Restricted Note” has the same meaning as “Restricted Security” set forth in Rule 144(a)(3) promulgated under the Securities Act; provided, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.
“Restricted Payment” means any of the following:
(1)    the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer, but excluding (a) dividends or distributions payable solely in Qualified Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority shareholders of any Restricted Subsidiary;
(2)    the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer, but excluding any such Equity Interests held by the Issuer or any Restricted Subsidiary;

(3)    any Investment other than a Permitted Investment; or
(4)    any redemption prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness (other than the redemption of such Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such redemption).
“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“S&P” means Standard & Poor’s Rating Group or any successor to its debt rating business.
“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.
“SEC” means the U.S. Securities and Exchange Commission.
“Secretary’s Certificate” means a certificate signed by the Secretary of the Issuer.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary, not otherwise a Significant Subsidiary pursuant to clause (1) of this definition, that (x) is subject to any event described in clause (7) or (8) of Section 6.01 that has occurred and is continuing and (y) when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries pursuant to clause (1) of this definition and as to which, at such time, any event described in clause (7) or (8) of Section 6.01 has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.
“Subordinated Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary that is subordinated in right of payment to the Notes or the Guarantees, respectively.
“Subsidiary” means, with respect to any Person:
(1)    any corporation, limited liability company, association or other business entity (other than a partnership) of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)    any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).
Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.
“Transaction Date” has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”
“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.
“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.
“Unrestricted Subsidiary” means (1) each of M/I Financial, LLC; M/I Title Agency Ltd.; TransOhio Residential Title Agency Ltd.; Washington/Metro Residential Title Agency LLC; M/I Title, LLC; K-Tampa, LLC; and The M/I Homes Foundation, (2) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors, or the executive committee of the Board of Directors, of the Issuer in accordance with Section 4.15 and (3) any Subsidiary of an Unrestricted Subsidiary, unless, in each case, any such Subsidiary is redesignated as a Restricted Subsidiary after the Issue Date in accordance with Section 4.15.
“U.S. Government Obligations” means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.
“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.
“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.
SECTION 1.02.    Other Definitions.
The definitions of the following terms may be found in the sections indicated as follows:

Term	Defined in Section
“Affiliate Transaction”	4.10
“Agent Members”	2.16(a)
“Business Day”	12.07
“Change of Control Offer”	4.20
“Change of Control Payment Date”	4.20
“Change of Control Purchase Price”	4.20
“Covenant Defeasance”	9.03

Term	Defined in Section
“Designation”	4.15
“Designation Amount”	4.15
“Event of Default”	6.01
“Excess Proceeds”	4.09
“Global Notes”	2.16(a)
“Legal Defeasance”	9.02
“Legal Holiday”	12.07
“Net Proceeds Deficiency”	4.09
“Net Proceeds Offer”	4.09
“Offered Price”	4.09
“Other Notes”	2.02
“Pari Passu Indebtedness Price”	4.09
“Paying Agent”	2.04
“Payment Amount”	4.09
“Permitted Indebtedness”	4.06
“Ratio Exception”	4.06
“Redesignation”	4.15
“Registrar”	2.04
“Regulation S Global Note”	2.16(a)
“Regulation S Notes”	2.02
“Restricted Global Note”	2.16(a)
“Restricted Payments Basket”	4.08
“Restricted Period”	2.16(f)
“Rule 144A Notes”	2.02
“Successor”	5.01

SECTION 1.03.    Incorporation by Reference of Trust Indenture Act.
Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
“indenture securities” means the Notes.
“indenture securityholder” means a Holder.
“indenture to be qualified” means this Indenture.
“indenture trustee” or “institutional trustee” means the Trustee.
“obligor on the indenture securities” means the Issuer, the Guarantors or any other obligor on the Notes.
All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

SECTION 1.04.    Rules of Construction.
Unless the context otherwise requires:
(1)    a term has the meaning assigned to it herein, whether defined expressly or by reference;
(2)    “or” is not exclusive;
(3)    words in the singular include the plural, and in the plural include the singular;
(4)    words used herein implying any gender shall apply to both genders;
(5)    “herein”, “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subsection;
(6)    unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Issuer;
(7)    “$,” “U.S. Dollars” and “United States Dollars” each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts; and
(8)    whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Registration Default Damages to the extent that, in such context, Registration Default Damages are, were or would be payable in respect thereof.
ARTICLE TWO
THE NOTES
SECTION 2.01.    Amount of Notes.
The Trustee shall authenticate (i) Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $400,000,000 and (ii) subject to Section 4.06 and upon a written order of the Issuer in the form of an Officers’ Certificate, Additional Notes in an unlimited principal amount. The Officers’ Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.
Upon receipt of a written order of the Issuer in the form of an Officers’ Certificate, the Trustee shall authenticate Notes in substitution for Notes originally issued to reflect any name change of the Issuer. Any Additional Notes shall be part of the same issue as the Notes being issued on the date hereof and will vote on all matters as one class with the Notes being issued on the date hereof, including, without limitation, waivers, amendments, redemptions and Offers to Purchase; provided that any Additional Notes will be issued with a separate CUSIP number unless (i) the Additional Notes are issued pursuant to a “qualified reopening” of the existing Notes for U.S. federal income tax purposes, or (ii) the Additional Notes are issued without original issue discount for U.S. federal income tax purposes. For the purposes of this Indenture, except for Section 4.06, references to the Notes include Additional Notes, if any.

Upon receipt of an Issuer Request and an Officers’ Certificate certifying that a registration statement relating to an exchange offer specified in the Registration Rights Agreement or any registration rights agreement relating to the Additional Notes is effective or that the conditions precedent to a private exchange thereunder have been met, the Trustee shall authenticate an additional series of Notes for issuance in exchange for the Notes tendered for exchange pursuant to such exchange offer registered under the Securities Act. New Securities may have such distinctive series designations and such changes in the form thereof as are specified in the Issuer Request referred to in the preceding sentence.
SECTION 2.02.    Form and Dating.
The Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A (“Rule 144A Notes”) shall bear the legend and include the form of assignment set forth in Exhibit B, Notes offered and sold in offshore transactions in reliance on Regulation S (“Regulation S Notes”) shall bear the legend and include the form of assignment set forth in Exhibit C, and Notes offered and sold to Institutional Accredited Investors in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A or Regulation S (“Other Notes”) may be represented by a Restricted Global Note or, if such an investor may not hold an interest in the Restricted Global Note, a Physical Note, in each case, bearing the Private Placement Legend. Each Note shall be dated the date of its authentication.
The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.
The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.
SECTION 2.03.    Execution and Authentication.
Two Officers shall sign, or one Officer shall sign and one Officer (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Issuer by manual or facsimile signature.
If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.
The Notes shall be issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.
SECTION 2.04.    Registrar and Paying Agent.
The Issuer shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for registration of transfer or for exchange (the “Registrar”), and an office or agency where Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Issuer, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may have one or more additional Paying Agents. The term “Paying Agent” includes any additional Paying Agent. Neither the Issuer nor any Affiliate thereof may act as Paying Agent.
The Issuer shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.
The Issuer initially appoints the Trustee as Registrar, Paying Agent and Agent for service of notices and demands in connection with the Notes and this Indenture.
SECTION 2.05.    Paying Agent To Hold Money in Trust.
Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes or the Guarantors), and the Issuer and the Paying Agent shall promptly notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received or held by it hereunder. The Issuer at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06.    Holder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.
SECTION 2.07.    Transfer and Exchange.
Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall issue and execute and the Trustee shall authenticate new Notes (and the Guarantors shall execute the guarantee thereon) evidencing such transfer or exchange at the Registrar’s request. No service charge shall be made to the Holder for any registration of transfer or exchange. The Issuer may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.09, 4.20 or 8.05 (in which events the Issuer shall be responsible for the payment of such taxes). Without the prior consent of the Issuer, the Registrar shall not be required to register the transfer of or exchange any Note (i) for a period of 15 days before a selection of Notes to be redeemed, (ii) selected for redemption or (iii) between a record date and the next succeeding Interest Payment Date.
Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.
Each Holder of a Note agrees to indemnify the Issuer and the Trustee against any loss, cost, expense (including reasonable attorneys fees and expenses), claims or liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable U.S. Federal or state securities law.
Unless expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Issuer’s compliance with or have any responsibility with respect to the Issuer’s compliance with any Federal or state securities laws.
SECTION 2.08.    Replacement Notes.
If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note (and the Guarantors shall execute the guarantee thereon) if the Holder of such Note furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Issuer, an indemnity bond shall be posted, sufficient in the judgment of both to protect the Issuer, the Guarantors, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuer may charge such Holder for the Issuer’s reasonable out‑of‑pocket expenses in replacing such Note and the Trustee may charge the Issuer for the Trustee’s expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Issuer.

SECTION 2.09.    Outstanding Notes.
The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note.
If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.
If the Paying Agent holds, in its capacity as such, on any maturity date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.
SECTION 2.10.    Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or any Affiliate of the Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has received an Officers’ Certificate stating that such Notes are so owned shall be so disregarded; provided, however, that Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee (which shall not be the Issuer, a Guarantor, any other obligor on the Notes or any of their respective Affiliates) has the right so to act with respect to the Notes and said pledged Notes are identified as such in the Officers’ Certificate received by a Responsible Officer of the Trustee.
SECTION 2.11.    Temporary Notes.
Until definitive Notes are prepared and ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.
SECTION 2.12.    Cancellation.
The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) destroy cancelled Notes. The Issuer may not reissue or resell, or issue new Notes to replace, Notes that the Issuer has redeemed or paid, or that have been delivered to the Trustee for cancellation.

SECTION 2.13.    Defaulted Interest.
If the Issuer defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuer shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 10 days before such special record date, the Issuer shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.
SECTION 2.14.    CUSIP Number.
The Issuer in issuing the Notes may use a “CUSIP” number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee of any such CUSIP number used by the Issuer in connection with the issuance of the Notes and of any change in the CUSIP number.
SECTION 2.15.    Deposit of Moneys.
Prior to 10:00 a.m., New York City time, on each Interest Payment Date and maturity date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or maturity date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or maturity date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person or by mail, at the office of the Paying Agent.
SECTION 2.16.    Book-Entry Provisions for Global Notes.
(a)    Rule 144A Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the “Restricted Global Note”). Regulation S Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the “Regulation S Global Note,” and, together with the Restricted Global Note and any other global notes representing Notes, the “Global Notes”). The Global Notes shall bear legends as set forth in Exhibit D. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B with respect to Restricted Global Notes and Exhibit C with respect to Regulation S Global Notes.

Members of, or direct or indirect participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.
(b)    Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes if (i) the Depository (x) notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note and the Issuer thereupon fails to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act or (ii) there shall have occurred and be continuing an Event of Default with respect to the Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).
(c)    In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall upon receipt of a written order from the Issuer authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.
(d)    In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.
(e)    Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or (d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the Private Placement Legend or, in the case of the Regulation S Global Note, the legend set forth in Exhibit C, in each case, unless the Issuer determines otherwise in compliance with applicable law.
(f)    On or prior to the 40th day after the later of the commencement of the offering of the Notes represented by the Regulation S Global Note and the issue date of such Notes (such period through and including such 40th day, the “Restricted Period”), a beneficial interest in a Regulation S Global Note may be transferred to a Person who takes delivery in the form of an interest in the corresponding Restricted Global Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (i) (a) to a Person whom the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an Opinion of Counsel regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

(g)    Beneficial interests in the Restricted Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available).
(h)    Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.
(i)    The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
SECTION 2.17.    Special Transfer Provisions.
(a)    Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Note to any Institutional Accredited Investor which is not a QIB or to any Non‑U.S. Person:
(i)    the Registrar shall register the transfer of any Note constituting a Restricted Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after July 22, 2020 or such other date as such Note shall be freely transferable under Rule 144 as certified in an Officers’ Certificate or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto or (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto; provided that in the case of any transfer of a Note bearing the Private Placement Legend for a Note not bearing the Private Placement Legend, the Registrar has received an Officers’ Certificate authorizing such transfer; and
(ii)    if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository’s and the Registrar’s procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note to be transferred, and (b) the Registrar shall reflect on its books and records the date and an increase in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note transferred or the Issuer shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

(b)    Transfers to QIBs. The following provisions shall apply with respect to the registration or any proposed registration of transfer of a Note constituting a Restricted Note to a QIB (excluding transfers to Non-U.S. Persons):
(i)    the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder’s Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on such Holder’s Note stating, or has otherwise advised the Issuer and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and
(ii)    if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.
(c)    Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) it has received the Officers’ Certificate required by paragraph (a)(i)(y) of this Section 2.17, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers’ Certificate from the Issuer to such effect.
(d)    General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.
The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.
SECTION 2.18.    Computation of Interest.
Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE THREE

REDEMPTION
SECTION 3.01.    Election To Redeem; Notices to Trustee.
If the Issuer elects to redeem Notes pursuant to paragraph 6 of the Notes, at least 20 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 65 days before the Redemption Date, the Issuer shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officers’ Certificate stating that such redemption will comply with the conditions contained in paragraph 6 of the Notes. Notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Holders pursuant to Section 3.03, except in the case of a conditional redemption as provided in Section 3.03.
SECTION 3.02.    Selection by Trustee of Notes To Be Redeemed.
In the event that less than all of the Notes are to be redeemed pursuant to a redemption made pursuant to paragraph 6 of the Notes, selection of the Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national security exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part. The Trustee shall promptly notify the Issuer of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Issuer may acquire Notes by means other than redemption, whether pursuant to an Issuer tender offer, open market purchase or otherwise; provided such acquisition does not otherwise violate the other terms of this Indenture.
SECTION 3.03.    Notice of Redemption.
At least 15 days, and no more than 60 days, before a Redemption Date, the Issuer shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04.
The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state:
(1)    the Redemption Date;
(2)    the redemption price and the amount of premium and accrued interest to be paid;
(3)    if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon cancellation of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;
(4)    the name and address of the Paying Agent;
(5)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)    that unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;
(7)    the provision of paragraph 6 of the Notes, as the case may be, pursuant to which the Notes called for redemption are being redeemed; and
(8)    the aggregate principal amount of Notes that are being redeemed.
At the Issuer’s written request made at least five Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s sole expense.
Notwithstanding anything to the contrary contained in this Article Three, notice of any redemption of Notes, whether in connection with a Qualified Equity Offering or otherwise, may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Qualified Equity Offering. If such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all of such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the Redemption Date as stated in such notice, or by the Redemption Date as so delayed. The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.
SECTION 3.04.    Effect of Notice of Redemption.
Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to, but not including, the Redemption Date (subject to satisfaction (or waiver) of any condition to such redemption). Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to, but not including, the Redemption Date (subject to satisfaction (or waiver) of any condition to such redemption), provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date, and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.
SECTION 3.05.    Deposit of Redemption Price.
(a)    On or prior to 10:00 a.m., New York City time, on each Redemption Date, the Issuer shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, including premium, if any, and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation.

(b)    On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on Notes called for redemption shall have been made available in accordance with Section 3.05(a), the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.
SECTION 3.06.    Notes Redeemed in Part.
Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Note surrendered.
ARTICLE FOURT

COVENANTS
SECTION 4.01.    Payment of Notes.
The Issuer shall pay the principal of and interest (including all Registration Default Damages as provided in the Registration Rights Agreement) on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.
The Issuer shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.
SECTION 4.02.    Reports by the Issuer.
Whether or not required by the SEC, so long as any Notes are outstanding, the Issuer shall furnish to the Trustee and Holders of Notes as provided in Section 7.06, within the time periods specified in the SEC’s rules and regulations (including any grace periods or extensions permitted by the SEC):
(1)    all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file these Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s independent registered public accounting firm; and
(2)    all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file these reports.
In addition, whether or not required by the SEC, so long as any Notes are outstanding, the Issuer shall file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request. For so long as any Notes remain outstanding, the Issuer shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Notwithstanding the foregoing, to the extent the Issuer files the information and reports referred to in clauses (1) and (2) above with the SEC and such information is publicly available (including, without limitation, on the SEC’s website), the Issuer shall be deemed to be in compliance with its obligations to furnish such information to the Trustee and the Holders of the Notes and to make such information available to securities analysts and prospective investors.
SECTION 4.03.    Waiver of Stay, Extension or Usury Laws.
Each of the Issuer and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive any of the Issuer and the Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) each of the Issuer and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
SECTION 4.04.    Compliance Certificate.
(a)    The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year, commencing with the Issuer’s fiscal year ending December 31, 2020, an Officers’ Certificate stating that a review of the activities of the Issuer and its Subsidiaries during such fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer and the Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge, the Issuer and the Guarantors have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action they are taking or propose to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer and the Guarantors is taking or propose to take with respect thereto.
(b)    The Issuer and the Guarantors shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default, an Officers’ Certificate specifying such Default and what action the Issuer and the Guarantors are taking or propose to take with respect thereto.
(c)    The Issuer’s fiscal year currently ends on December 31. The Issuer will provide written notice to the Trustee of any change in its fiscal year.
SECTION 4.05.    Taxes.
The Issuer and the Guarantors shall, and shall cause each of their Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

SECTION 4.06.    Limitations on Additional Indebtedness.
Until the Notes receive an Investment Grade rating from both Rating Agencies (after which time this Section 4.06 shall no longer be in effect), the Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided, however, that the Issuer and any Restricted Subsidiary may incur additional Indebtedness (including Acquired Indebtedness) if no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the Indebtedness and if, after giving effect thereto, either (a) the Consolidated Fixed Charge Coverage Ratio would be at least 2.00 to 1.00 or (b) the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth would be less than 3.00 to 1.00 (either (a) or (b), the “Ratio Exception”).
Notwithstanding the above, so long as no Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the following Indebtedness, each of the following shall be permitted (the “Permitted Indebtedness”):
(1)    Indebtedness of the Issuer and any Restricted Subsidiary under the Credit Facilities in an aggregate amount at any time outstanding not to exceed the greater of (a) $750.0 million and (b) 30% of Consolidated Tangible Assets, less the aggregate amount of Net Available Proceeds applied by the Issuer or any of its Restricted Subsidiaries since the Issue Date to repay permanently any Indebtedness under a Credit Facility pursuant to Section 4.09;
(2)    the Notes and the Guarantees issued on the Issue Date;
(3)    Indebtedness of the Issuer and the Restricted Subsidiaries to the extent outstanding on the Issue Date (including the 2025 Senior Notes and the guarantees thereof, but other than Indebtedness referred to in clauses (1) and (2) above);
(4)    Indebtedness of the Issuer and the Restricted Subsidiaries under Hedging Obligations; provided, however, that (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this Section 4.06, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;
(5)    Indebtedness of the Issuer owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Issuer or any other Restricted Subsidiary; provided, however, that (a) any Indebtedness of the Issuer owed to a Restricted Subsidiary is unsecured and (b) upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Issuer or a Restricted Subsidiary, the Issuer or such Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (5);
(6)    Indebtedness in respect of bid, performance or surety bonds issued for the account of the Issuer or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Issuer or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);
(7)    Purchase Money Indebtedness incurred by the Issuer or any Restricted Subsidiary;
(8)    Non-Recourse Indebtedness of the Issuer or any Restricted Subsidiary incurred for the acquisition, development and/or improvement of real property and secured by Liens only on such real property;

(9)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;
(10)    Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;
(11)    Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Ratio Exception or clause (2) or (3) above;
(12)    (a) Indebtedness of the Issuer or any Restricted Subsidiary incurred to finance an acquisition or merger or (b) Acquired Indebtedness of the Issuer or any Restricted Subsidiary; provided, however, that in either case, after giving effect to the transaction(s) that result in the incurrence, issuance or acquisition of such Indebtedness, on a pro forma basis, (i) the Issuer would have been able to incur at least $1.00 of additional Indebtedness pursuant to the Ratio Exception, (ii) the Consolidated Fixed Charge Coverage Ratio of the Issuer would be greater than such ratio immediately prior to such transaction(s), or (iii) the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth of the Issuer would be less than such ratio immediately prior to such transaction(s); and
(13)    in addition to Indebtedness allowed pursuant to the other clauses in this definition of “Permitted Indebtedness,” Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate amount not to exceed the greater of (a) $100.0 million and (b) 5% of Consolidated Tangible Assets at any one time outstanding.
For purposes of determining compliance with this Section 4.06, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (13) above or is entitled to be incurred pursuant to the Ratio Exception, the Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide and reclassify such Indebtedness in more than one of the types of Indebtedness described.
SECTION 4.07.    Limitations on Layering Indebtedness.
Until the Notes receive an Investment Grade rating from both Rating Agencies (after which time this Section 4.07 shall no longer be in effect), the Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) contractually subordinated to any other Indebtedness of the Issuer or of such Restricted Subsidiary, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) contractually made expressly subordinate to the Notes or the Guarantee of such Restricted Subsidiary, to the same extent and in the same manner as such Indebtedness is contractually subordinated to such other Indebtedness of the Issuer or such Restricted Subsidiary, as the case may be.

SECTION 4.08.    Limitations on Restricted Payments.
Until the Notes receive an Investment Grade rating from both Rating Agencies (after which time this Section 4.08 shall no longer be in effect), the Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:
(1)    a Default shall have occurred and be continuing or shall occur as a consequence thereof;
(2)    the Issuer cannot incur $1.00 of additional Indebtedness pursuant to the Ratio Exception; or
(3)    the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the 2021 Senior Notes Issue Date (other than Restricted Payments made pursuant to clause (2), (3) or (5) of the next paragraph or pursuant to the equivalent provisions of the indenture governing the 2025 Senior Notes), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):
(a)    $125.0 million, plus
(b)    50% of Consolidated Net Income for the period (taken as one accounting period) commencing on October 1, 2015 to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus
(c)    100% of the aggregate net cash proceeds or the Fair Market Value of any assets to be used in a Permitted Business (other than securities) received by the Issuer either (x) as contributions to the common equity of the Issuer after the 2021 Senior Notes Issue Date or (y) from the issuance and sale of Qualified Equity Interests after the 2021 Senior Notes Issue Date, other than to the extent any such proceeds are used to redeem Notes in accordance with paragraph 6(b) of the Notes, plus
(d)    the aggregate amount by which Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer is reduced on the Issuer’s balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the 2021 Senior Notes Issue Date into Qualified Equity Interests (less the amount of any cash, or the fair value of assets, distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange), plus
(e)    in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the 2021 Senior Notes Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus
(f)    with respect to an Unrestricted Subsidiary that was designated as an Unrestricted Subsidiary after the 2021 Senior Notes Issue Date, upon a Redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Issuer’s Investments in such Subsidiary to the extent such Investments reduced the amount available for subsequent Restricted Payments under this clause (3) and were not previously repaid or otherwise reduced.
The foregoing provisions will not prohibit:
(1)    the payment by the Issuer or any Restricted Subsidiary of any dividend within 60 days after the date of declaration thereof (including those declared prior to the Issue Date), if on the date of declaration the payment would have complied with the provisions of this Indenture;
(2)    so long as no Default shall have occurred and be continuing at the time of or as a consequence of such redemption, the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;
(3)    so long as no Default shall have occurred and be continuing at the time of or as a consequence of such redemption, the redemption of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests or (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under Section 4.06 and the other terms of this Indenture;
(4)    so long as no Default shall have occurred and be continuing at the time of or as a consequence of such redemption, the redemption of Equity Interests of the Issuer held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; provided, however, that the aggregate cash consideration paid for all such redemptions shall not exceed $3.0 million during any calendar year (it being understood, however, that unused amounts permitted to be paid pursuant to this proviso are available to be carried over to subsequent calendar years, so long as the cash consideration applied to the redemption of Equity Interests pursuant to this clause (4) shall in no event exceed $6.0 million in any calendar year);
(5)    repurchases of Equity Interests deemed to occur upon the exercise of stock options if the Equity Interests represent a portion of the exercise price thereof;
(6)    the repurchase of Equity Interests upon vesting of restricted stock, restricted stock units, performance share units or similar equity incentives to satisfy tax withholding or similar tax obligations with respect thereto; or
(7)    so long as no Default shall have occurred and be continuing at the time of or as a consequence of such Restricted Payment, additional Restricted Payments not to exceed the greater of (a) $50.0 million and (b) 2.5% of Consolidated Tangible Assets (measured at the time of incurrence) since the Issue Date, provided, however, that no issuance and sale of Qualified Equity Interests pursuant to clause (2) or (3) above shall increase the Restricted Payments Basket, except to the extent the proceeds thereof exceed the amounts used to effect the transactions described in such clause. The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted

Subsidiary, as the case may be, pursuant to such Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant shall be approved in good faith by the Board of Directors, or the executive committee of the Board of Directors, of the Issuer, which resolution with respect thereto shall be delivered to the Trustee.
SECTION 4.09.    Limitations on Asset Sales.
Until the Notes receive an Investment Grade rating from both Rating Agencies (after which time this Section 4.09 shall no longer be in effect), the Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:
(1)    the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and
(2)    at least 75% of the total consideration received in such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents.
For purposes of clause (2) only (and not for purposes of the definition of “Net Available Proceeds”), the following shall be deemed to be cash:
(a)    the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Issuer or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Issuer or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness;
(b)    the amount of any obligations received from such transferee that is within 90 days converted by the Issuer or such Restricted Subsidiary to cash (to the extent of the cash actually so received); and
(c)    the Fair Market Value of any assets (including, but not limited to, Equity Interests in an entity engaged in a Permitted Business) received by the Issuer or any Restricted Subsidiary to be used by it in a Permitted Business.
If at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary of the Issuer, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this Section 4.09.
If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or such Restricted Subsidiary shall, within a period of 360 days (commencing after the Issue Date) before or after the receipt of any Net Available Proceeds of any Asset Sale (provided, however, that if during such 360-day period after the receipt of any Net Available Proceeds, the Issuer (or the applicable Restricted Subsidiary) enters into a definitive binding agreement committing it to apply such Net Available Proceeds in accordance with the requirements of clause (3) of this paragraph after such 360th day, such 360-day period will be extended with respect to the amount of Net Available Proceeds so committed for a period not to exceed 120 days until such Net Available Proceeds are required to be applied in accordance with such agreement (or, if earlier, until termination of such agreement)), apply an amount equal to all or any of the Net Available Proceeds therefrom to:

(1)    repay, prepay, redeem or repurchase any Indebtedness under the Credit Facilities (which will be a permanent reduction of such Indebtedness);
(2)    repay or prepay any Indebtedness which was secured by the assets sold in such Asset Sale;
(3)    invest all or any part of the Net Available Proceeds thereof in the purchase of assets (other than securities, unless such securities represent Equity Interests in an entity engaged solely in a Permitted Business, such entity becomes a Restricted Subsidiary and the Issuer or a Restricted Subsidiary acquires voting and management control of such entity) or to make capital expenditures, in each case, to be used by or are useful to the Issuer or any Restricted Subsidiary in the Permitted Business; and/or
(4)    make any combination of repayments, prepayments, redemptions, repurchases or Investments permitted by the foregoing clause (1), (2) or (3).
Pending the final application of such Net Available Proceeds, the Issuer or any Restricted Subsidiary may temporarily reduce borrowings under the Credit Facilities or any other revolving credit facility, if any, or otherwise invest such Net Available Proceeds in Cash Equivalents, in each case in a manner not otherwise prohibited by this Indenture.
The amount of Net Available Proceeds not applied or invested as provided in this Section 4.09 will constitute “Excess Proceeds.”
When the aggregate amount of Excess Proceeds equals or exceeds $40.0 million, the Issuer shall be required to make an Offer to Purchase from all Holders of Notes and, if applicable, redeem (or make an offer to do so) any Pari Passu Indebtedness of the Issuer the provisions of which require the Issuer to redeem such Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate principal amount of the Notes and such Pari Passu Indebtedness equal to the amount of such Excess Proceeds as follows:
(1)    the Issuer shall (a) make an Offer to Purchase (a “Net Proceeds Offer”) to all Holders of Notes in accordance with the procedures set forth in this Indenture, and (b) redeem (or make an offer to redeem) any such other Pari Passu Indebtedness, pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be redeemed, the maximum principal amount of the Notes and Pari Passu Indebtedness that may be redeemed out of the amount (the “Payment Amount”) of such Excess Proceeds;
(2)    the offer price for the Notes shall be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in this Indenture and the redemption price for such Pari Passu Indebtedness (the “Pari Passu Indebtedness Price”) shall be as set forth in the related documentation governing such Indebtedness;
(3)    if the aggregate Offered Price of the Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes, the Notes to be purchased shall be selected on a pro rata basis; and

(4)    upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.
To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Pari Passu Indebtedness is less than the Payment Amount relating thereto (such a shortfall constituting a “Net Proceeds Deficiency”), the Issuer may use the Net Proceeds Deficiency or a portion thereof, for general corporate purposes, subject to the provisions of this Indenture.
In the event of the transfer of substantially all (but not all) of the assets of the Issuer and the Restricted Subsidiaries as an entirety to a Person in a transaction covered by and effected in accordance with Section 5.01, the successor corporation shall be deemed to have sold for cash at Fair Market Value the assets of the Issuer and the Restricted Subsidiaries not so transferred for purposes of this Section 4.09, and shall comply with the provisions of this Section 4.09 with respect to such deemed sale as if it were an Asset Sale (with such Fair Market Value being deemed to be Net Available Proceeds for such purpose).
The Issuer shall comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.09, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.09 by virtue of this compliance.
SECTION 4.10.    Limitations on Transactions with Affiliates.
Until the Notes receive an Investment Grade rating from both Rating Agencies (after which time this Section 4.10 shall no longer be in effect), the Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions involving aggregate consideration in excess of $10.0 million, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, loan or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”), unless:
(1)    such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that could be obtained in a comparable transaction at such time on an arm’s-length basis by the Issuer or that Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or such Restricted Subsidiary; and
(2)    the Issuer delivers to the Trustee:
(a)    with respect to any Affiliate Transaction involving aggregate value in excess of $20.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above and a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by a majority of Independent Directors approving such Affiliate Transaction; and
(b)    with respect to any Affiliate Transaction involving aggregate value of $30.0 million or more, the certificates described in the preceding clause (a) and (x) a written opinion as to the fairness of such Affiliate Transaction to the Issuer or such Restricted Subsidiary from a financial point of view or (y) a written appraisal supporting the value of such Affiliate Transaction, in either case, issued by an Independent Financial Advisor.
The foregoing restrictions shall not apply to:

(1)    transactions exclusively between or among (a) the Issuer and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; provided, however, in each case, that no Affiliate of the Issuer (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary;
(2)    reasonable director, officer, employee and consultant compensation (including bonuses) and other benefits (including retirement, health, stock and other benefit plans) and indemnification arrangements, in each case consistent with past practices;
(3)    loans and advances permitted by clause (3) of the definition of “Permitted Investments”;
(4)    any agreement as in effect as of the Issue Date and described in the Offering Memorandum or any extension, amendment or modification of such agreement (so long as any such extension, amendment or modification satisfies the requirements set forth in clause (1) of the first paragraph of this Section 4.10) or any transaction contemplated by such agreement;
(5)    Restricted Payments of the type described in clause (1), (2) or (4) of the definition of “Restricted Payment” and which are made in accordance with Section 4.08; or
(6)    transactions with The M/I Homes Foundation or other transactions in the ordinary course of business with M/I Financial, LLC or other Unrestricted Subsidiaries that are engaged in the business of originating mortgages on behalf of, or providing title services with respect to, new home customers of the Issuer and its homebuilding Subsidiaries; provided, however, that such transactions are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that could be obtained in a comparable transaction at such time on an arm’s-length basis by the Issuer or such Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or such Restricted Subsidiary.
SECTION 4.11.    Limitations on Liens.
The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any nature whatsoever (other than Permitted Liens) against any assets of the Issuer or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, which Lien secures Indebtedness or trade payables, unless contemporaneously therewith:
(1)    in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Guarantee, effective provision is made to secure the Notes or such Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and
(2)    in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Guarantee, effective provision is made to secure the Notes or such Guarantee, as the case may be, with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.
SECTION 4.12.    Conduct of Business.
The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business.
SECTION 4.13.    Additional Guarantees.
If, after the Issue Date, (a) the Issuer or any Restricted Subsidiary of the Issuer shall acquire or create another Subsidiary (other than a Subsidiary that has been designated as an Unrestricted Subsidiary) or (b) any Unrestricted Subsidiary is redesignated a Restricted Subsidiary in accordance with Section 4.15, then, in each such case, the Issuer shall, within 45 days of such acquisition or creation (unless, with respect to clause (a), such Restricted Subsidiary is dissolved and its assets are distributed to the Issuer or a Restricted Subsidiary within 45 days of its formation or acquisition), cause such Restricted Subsidiary to:
(1)    execute and deliver to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and this Indenture and (b) a notation of guarantee in respect of its Guarantee; and
(2)    deliver to the Trustee one or more Opinions of Counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

SECTION 4.14.	Limitations on Dividends and Other Restrictions Affecting Restricted Subsidiaries.
The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:
(a)    pay dividends or make any other distributions on or in respect of its Equity Interests;
(b)    make loans or advances or pay any Indebtedness or other obligation owed to the Issuer or any other Restricted Subsidiary; or
(c)    transfer any of its assets to the Issuer or any other Restricted Subsidiary.
The preceding limitation will not apply to:
(1)    encumbrances or restrictions existing under or by reason of applicable law;
(2)    encumbrances or restrictions existing under this Indenture, the Notes and the Guarantees;

(3)    non-assignment provisions of any contract or any lease entered into in the ordinary course of business;
(4)    encumbrances or restrictions existing under agreements existing on the Issue Date (including, without limitation, the Credit Agreement and the 2025 Senior Notes) as in effect on the Issue Date;
(5)    restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;
(6)    restrictions on the transfer of assets imposed under any agreement to sell such assets permitted under this Indenture to any Person pending the closing of such sale;
(7)    any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the assets of any Person, other than the Person or the assets so acquired and which encumbrance or restriction was not incurred in connection with, or in contemplation of the incurrence of such Acquired Indebtedness;
(8)    encumbrances or restrictions arising in connection with Refinancing Indebtedness; provided, however, that any such encumbrances and restrictions are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to the agreements creating or evidencing the Indebtedness being refinanced;
(9)    customary provisions in leases, partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of leasehold interests or ownership interests in such partnership, limited liability company, joint venture or similar Person;
(10)    Purchase Money Indebtedness incurred in compliance with Section 4.06 that impose restrictions of the nature described in clause (c) above on the assets acquired;
(11)    Non-Recourse Indebtedness incurred in the ordinary course of business and in compliance with Section 4.06 that impose restrictions of the nature described in clause (c) above on the assets secured by such Non-Recourse Indebtedness or on the Equity Interests in the Person holding such assets;
(12)    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(13)    any operating lease or Capitalized Lease Obligation, insofar as the provisions thereof limit the grant of a security interest in, or other assignment of, the related leasehold interest to any other Person; and
(14)    any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided, however, that such amendments or refinancings are, in the good faith judgment of the Issuer’s Board of Directors or executive committee of the Board of Directors, no more materially restrictive, taken as a whole, with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

SECTION 4.15.    Limitations on Designation of Unrestricted Subsidiaries.
As of the Issue Date, the Issuer shall be deemed to have designated each of M/I Financial, LLC; M/I Title Agency Ltd.; TransOhio Residential Title Agency Ltd.; Washington/Metro Residential Title Agency LLC; M/I Title, LLC; K-Tampa, LLC; and The M/I Homes Foundation as Unrestricted Subsidiaries. The Issuer may designate any additional Subsidiary (including, without limitation, any Subsidiary acquired or created by the Issuer or any Restricted Subsidiary after the Issue Date) as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:
(1)    no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and
(2)    the Issuer would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to Section 4.08, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary on such date.
No Subsidiary shall be subject to a Designation as an “Unrestricted Subsidiary” (whether such Designation is on or after the Issue Date) unless such Subsidiary:
(1)    has no Indebtedness other than Permitted Unrestricted Subsidiary Debt;
(2)    is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Issuer or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer or such Restricted Subsidiary unless such agreement, contract, arrangement or understanding is permitted under Section 4.10;
(3)    is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results (other than guarantees in existence on the Issue Date); and
(4)    has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any Restricted Subsidiary, except for any guarantee given solely to support the pledge by the Issuer or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Issuer or any Restricted Subsidiary, and except to the extent the amount thereof constitutes a Restricted Payment permitted pursuant to Section 4.08.
At any time any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by such Subsidiary as of such date. If, within 45 days after such date, (a) the Issuer has not redesignated such Unrestricted Subsidiary as a Restricted Subsidiary and caused such Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture and a notation of guarantee in accordance with Section 4.13 and (b) after giving effect to such Redesignation and execution of a supplemental indenture and notation of guarantee, the Indebtedness is not permitted to be incurred under Section 4.06 or the Lien is not permitted under Section 4.11, the Issuer shall be in default of the applicable covenant.

The Issuer may redesignate an Unrestricted Subsidiary (including any Subsidiary that was deemed to be designated as an Unrestricted Subsidiary on the Issue Date) as a Restricted Subsidiary (a “Redesignation”) only if:
(1)    no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and
(2)    all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of this Indenture.
All Designations and Redesignations must be evidenced by resolutions of the Board of Directors, or the executive committee of the Board of Directors, of the Issuer, delivered to the Trustee certifying compliance with the foregoing provisions.
SECTION 4.16.    [Intentionally Omitted]
SECTION 4.17.    [Intentionally Omitted]
SECTION 4.18.    Payments for Consent.
The Issuer shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.
SECTION 4.19.    Legal Existence.
Subject to Article Five, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its legal existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Issuer and its Restricted Subsidiaries; provided that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries if the Board of Directors, or the executive committee of the Board of Directors, of the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.
SECTION 4.20.    Change of Control Offer.
Upon the occurrence of any Change of Control, the Issuer shall be obligated to make an Offer to Purchase (the “Change of Control Offer”), and shall purchase, on a Business Day (the “Change of Control Payment Date”) not more than 60 days nor less than 30 days from the date the Change of Control Offer is mailed, all of the then outstanding Notes so tendered at a cash purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but not including, the Change of Control Payment Date. The Change of Control Offer shall remain open for at least 20 Business Days or for such longer period as is required by law.

Within 30 days following any Change of Control, the Issuer will mail, or caused to be mailed, to the holders a Change of Control Offer:
(1)    describing the transaction or transactions that constitute the Change of Control;
(2)    offering to purchase, pursuant to the procedures required by this Indenture and described in the notice, on the date specified in the notice (which shall be a Business Day not earlier than 30 days nor later than 60 days from the date the notice is mailed) and for the Change of Control Purchase Price, all Notes properly tendered by such holder pursuant to such Change of Control Offer; and
(3)    describing the procedures that holders must follow to accept the Change of Control Offer.
The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.
Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Issuer.
The Issuer’s obligation to make a Change of Control Offer will be satisfied if (1) a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (2) a notice of redemption that is or has become unconditional has been given pursuant to this Indenture in accordance with paragraph 6 of the Notes, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of such Change of Control Offer.
The Issuer shall comply with applicable tender rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.20, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.20 by virtue thereof.
ARTICLE FIVE

SUCCESSOR CORPORATION
SECTION 5.01.    Limitations on Mergers, Consolidations, Etc.
The Issuer shall not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into (other than a merger that satisfies the requirements of clause (1) below with a wholly owned Restricted Subsidiary solely for the purpose of changing the Issuer’s jurisdiction of incorporation to another State of the United States) or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or of the Issuer and the Restricted Subsidiaries (taken as a whole) to another Person or (b) adopt a Plan of Liquidation unless, in either case:

(1)    either:
(a)    the Issuer will be the surviving or continuing Person; or
(b)    the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation or limited liability company organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Issuer under the Notes, this Indenture and the Registration Rights Agreement; provided that at any time the Successor is a limited liability company, there shall be a co-issuer of the Notes that is a corporation;
(2)    immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing; and
(3)    immediately after giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (a) the Consolidated Net Worth of the Issuer or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of the Issuer immediately prior to such transaction and (b) the Issuer or the Successor, as the case may be, could incur at least $1.00 of additional Indebtedness pursuant to the Ratio Exception.
For purposes of this Section 5.01, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.
Except as provided under Section 10.04, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, whether or not affiliated with such Guarantor, unless:
(1)    either:
(a)    such Guarantor will be the surviving or continuing Person; or
(b)    the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Guarantor under the Guarantee of such Guarantor, under this Indenture and, to the extent not fully performed, the Registration Rights Agreement; and
(2)    immediately after giving effect to such transaction, no Default shall have occurred and be continuing.
Notwithstanding the foregoing, (a) any Restricted Subsidiary may merge into the Issuer or another Restricted Subsidiary, and (b) the requirements of the immediately preceding paragraph will not apply to any transaction pursuant to which such Guarantor is permitted to be released from its Guarantee in accordance with Section 10.04.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the assets of the Issuer, will be deemed to be the transfer of all or substantially all of the assets of the Issuer.
Upon any consolidation, combination or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged, or to which the conveyance, lease or transfer is made, will succeed to and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under this Indenture, the Notes and the Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a conveyance, transfer or lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, this Indenture and its Guarantee, if applicable.
ARTICLE SIX

DEFAULTS AND REMEDIES
SECTION 6.01.    Events of Default.
Each of the following is an “Event of Default”:
(1)    failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;
(2)    failure by the Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;
(3)    failure by the Issuer to comply with any of its agreements or covenants in Sections 4.06, 4.08, 4.09 or 5.01, or the failure of the Issuer to comply with its obligations to make a Change of Control Offer in Section 4.20, and continuance of such a failure for 60 days;
(4)    failure by the Issuer to comply with any other agreement or covenant in this Indenture and continuance of this failure for 60 days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;
(5)    default under any mortgage, indenture or other instrument or agreement (other than the Notes and this Indenture and other than Non-Recourse Indebtedness) under which there may be issued or by which there may be secured or evidenced Indebtedness of the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:
(a)    is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period;
(b)    results in the acceleration of such Indebtedness prior to its express final maturity; or

(c)    results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a) or (b) has occurred and is continuing, aggregates $25.0 million or more; provided, however, that if any such default is cured or waived or any acceleration rescinded or such Indebtedness is repaid within a period of ten days from the continuation of such default beyond any applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under this Indenture and any consequential acceleration of the Notes shall automatically be rescinded so long as such rescission does not conflict with any judgment or decree;
(6)    one or more judgments or orders that exceed $25.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;
(7)    the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
(a)    commences a voluntary case,
(b)    consents to the entry of an order for relief against it in an involuntary case,
(c)    consents to the appointment of a Custodian of it or for all or substantially all of its assets, or
(d)    makes a general assignment for the benefit of its creditors;
(8)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(a)    is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case,
(b)    appoints a Custodian of the Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary, or
(c)    orders the liquidation of the Issuer or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or
(9)    any Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of this Indenture and the Guarantee).

SECTION 6.02.    Acceleration.
If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.01 with respect to the Issuer), shall have occurred and be continuing, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in this Indenture. If an Event of Default specified in clause (7) or (8) of Section 6.01 with respect to the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice.
SECTION 6.03.    Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Issuer.
SECTION 6.04.    Waiver of Past Defaults and Events of Default.
Subject to Sections 6.02, 6.08 and 8.02, after a declaration of acceleration with respect to the Notes, the Holders of a majority in aggregate principal amount of the Notes then outstanding may rescind and cancel such declaration and its consequences:
(1)    if the rescission would not conflict with any judgment or decree;
(2)    if all existing Events of Default have been cured or waived except for nonpayment of principal or interest that has become due solely because of the acceleration;
(3)    to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and
(4)    if the Trustee has been paid its reasonable compensation and reimbursed for its expenses, disbursements and advances.

No such rescission shall affect any subsequent Default or Event of Default, or impair any right consequent thereto.
The holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the principal of or interest on Notes.
SECTION 6.05.    Control by Majority.
The Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability or expense for which the Trustee has not received satisfactory indemnity; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
SECTION 6.06.    Limitation on Suits.
No Holder will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless the Trustee:
(1)    has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of outstanding Notes;
(2)    has been offered indemnity satisfactory to it in its reasonable judgment; and
(3)    has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.
However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of Section 6.01).

SECTION 6.07.	No Personal Liability of Directors, Officers, Employees and Shareholders.
No director, officer, employee, incorporator or shareholder of the Issuer will have any liability for any obligations of the Issuer under the Notes or this Indenture or of any Guarantor under its Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.
SECTION 6.08.    Rights of Holders To Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, and interest of the Note (including Registration Default Damages) on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 6.09.    Collection Suit by Trustee.
If an Event of Default in payment of principal, premium or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
SECTION 6.10.    Trustee May File Proofs of Claim.
The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.
SECTION 6.11.    Priorities.
If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:
FIRST: to the Trustee for amounts due under Section 7.07;
SECOND: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest (including Registration Default Damages, if any) as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and
THIRD: to the Issuer or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.
SECTION 6.12.    Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.
ARTICLE SEVEN
TRUSTEE
SECTION 7.01.    Duties of Trustee.
(a)    If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the same circumstances in the conduct of his or her own affairs.
(b)    Except during the continuance of an Event of Default:
(1)    The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.
(2)    In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, or the correctness of opinions or conclusions, stated therein).
(c)    The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(1)    This paragraph does not limit the effect of paragraph (b) of this Section 7.01.
(2)    The Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.
(3)    The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms hereof.
(4)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or exercise any of its rights or powers if, in its sole discretion, it believes in good faith that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(d)    Whether or not therein expressly so provided, paragraphs (a), (b), (c) and (e) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.
(e)    The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it in its sole discretion against any loss, liability, expense or fee.
(f)    The Trustee shall not be liable for interest on any money received or held by it except as the Trustee may agree in writing with the Issuer or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.
(g)    Except as expressly set forth in this Indenture, the Trustee shall have no obligation to ascertain or inquire as to the observance or performance of any covenant, agreement or obligation on the part of the Issuer or any of the Guarantors under this Indenture or any other agreement, instrument or document.
SECTION 7.02.    Rights of Trustee.
Subject to Section 7.01:
(1)    The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
(2)    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 12.05. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.
(3)    The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.
(4)    The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.
(5)    The Trustee may consult with counsel of its selection (including in-house counsel), and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(6)    Except in connection with compliance with TIA § 310 or TIA § 311, knowledge of the Trustee shall be limited to knowledge of Responsible Officers.
SECTION 7.03.    Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the either of the Issuer or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11.

SECTION 7.04.    Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Guarantee, it shall not be accountable for the Issuer’s or any Guarantor’s use of the proceeds from the sale of Notes or any money paid to the Issuer or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes, Guarantee or this Indenture other than its certificate of authentication.
SECTION 7.05.    Notice of Defaults.
If a continuing Default is known to the Trustee, the Trustee shall, within 30 days after it obtains knowledge of such Default, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment in respect of the Notes or a Default in complying with Section 5.01 in respect of the Notes, the Trustee shall be protected in withholding such notice if and so long as a committee of its Responsible Officers in good faith determines that the withholding of such notice is in the interest of the Holders.
SECTION 7.06.    Reports by Trustee to Holders.
If required by TIA § 313(a), within 60 days after July 15 of any year, commencing July 15, 2020 the Trustee shall mail to each Holder a brief report dated as of such July 15 that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c) and TIA § 313(d).
Reports pursuant to Section 4.02, Section 7.05 and this Section 7.06 shall be transmitted by mail:
(1)    to all Holders of Notes, as the names and addresses of such Holders appear on the Registrar’s books; and
(2)    to such Holders of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.
A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange.
SECTION 7.07.    Compensation and Indemnity.
The Issuer and the Guarantors shall pay to the Trustee and Agents from time to time reasonable compensation for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). Compensation of the Trustee in accordance with its established fee schedule, as it may be amended from time to time, shall be deemed reasonable compensation to the Trustee for its services. The Issuer and the Guarantors shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuer and the Guarantors shall indemnify each of the Trustee and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys’ fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent shall notify the Issuer and the Guarantors in writing promptly of any claim asserted against the Trustee or Agent for which it may seek indemnity. However, the failure by the Trustee or Agent to so notify the Issuer and the Guarantors shall not relieve the Issuer and Guarantors of their obligations hereunder except to the extent the Issuer and the Guarantors are prejudiced thereby.
Notwithstanding the foregoing, the Issuer and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee to the extent resulting from its negligence or bad faith. To secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Notes. The obligations of the Issuer and the Guarantors under this Section 7.07 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Issuer and each of the Guarantors and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.
For purposes of this Section 7.07, the term “Trustee” shall include any trustee appointed pursuant to this Article Seven.
SECTION 7.08.    Replacement of Trustee.
The Trustee may resign by so notifying the Issuer and the Guarantors in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Issuer and the removed Trustee in writing and may appoint a successor Trustee with the Issuer’s written consent, which consent shall not be unreasonably withheld. The Issuer may remove the Trustee at its election if:
(1)    the Trustee fails to comply with Section 7.10;
(2)    the Trustee is adjudged a bankrupt or an insolvent;
(3)    a receiver or other public officer takes charge of the Trustee or its property; or
(4)    the Trustee otherwise becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Any resignation of the Trustee shall become effective only upon the appointment of a successor Trustee and such successor Trustee’s acceptance of such appointment.
If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee fails to comply with TIA § 310(b)(i), a Holder shall have the rights under TIA § 310(b)(iii).
If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
SECTION 7.09.    Successor Trustee by Consolidation, Merger, etc.
If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another entity, subject to Section 7.10, the successor entity without any further act shall be the successor Trustee; provided such entity shall be otherwise qualified and eligible under this Article Seven.
SECTION 7.10.    Eligibility; Disqualification.
This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1) and (2) in every respect. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $100,000,000 as set forth in the most recent applicable published annual report of condition. The Trustee shall comply with TIA § 310(b), including the provision in § 310(b)(1).
SECTION 7.11.    Preferential Collection of Claims Against Issuer.
The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
SECTION 7.12.    Paying Agents.
The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:
(A)    that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Issuer or by any obligor on the Notes) in trust for the benefit of Holders or the Trustee;

(B)    that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and
(C)    that it will give the Trustee written notice within three Business Days of any failure of the Issuer (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.
ARTICLE EIGHT

AMENDMENTS, SUPPLEMENTS AND WAIVERS
SECTION 8.01.    Without Consent of Holders.
The Issuer and the Trustee may amend, waive or supplement this Indenture, the Guarantees or the Notes without consent of any Holder:
(1)    to provide for the assumption of the Issuer’s obligations to the Holders pursuant to Section 5.01;
(2)    to provide for uncertificated Notes in addition to or in place of certificated Notes;
(3)    to cure any ambiguity, defect or inconsistency;
(4)    to release any Guarantor from any of its obligations under its Guarantee or this Indenture (to the extent permitted by this Indenture);
(5)    to comply with the requirements of the SEC to maintain the qualification of this Indenture under the TIA;
(6)    to make any other change that does not materially adversely affect the rights of any Holder or the Trustee;
(7)    to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect in any material respect the legal rights under this Indenture of any such Holder;
(8)    add any Person as a Guarantor;
(9)    evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee;
(10)    secure all of the Notes;
(11)    add to the covenants of the Issuer or any Guarantor for the benefit of the Holders;
(12)    surrender any right or power conferred upon the Issuer or any Guarantor; or
(13)    conform the text of this Indenture, the Guarantees or the Notes to any provision of the “Description of Notes” contained in the Offering Memorandum to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Guarantee or the Notes.

The Trustee is hereby authorized to join with the Issuer and the Guarantors to amend, waiver or supplement this Indenture if such action is authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be required thereby; provided that the Trustee shall not be obligated to amend, waiver or supplement this Indenture, if such amendment, waiver or supplement adversely affects its own rights, duties or immunities hereunder.
SECTION 8.02.    With Consent of Holders.
This Indenture or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, this Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding; provided that:
(a)    no such amendment may, without the consent of the Holders of at least two-thirds in aggregate principal amount of Notes then outstanding, amend the obligation of the Issuer under Section 4.20 or the related definitions that could adversely affect the rights of any Holder; and
(b)    without the consent of each Holder affected, the Issuer and the Trustee may not:
(1)    change the maturity of any Note;
(2)    reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of the Notes;
(3)    reduce any premium payable upon optional redemption of the Notes, change the date on which any Notes are subject to optional redemption or otherwise alter the provisions of this Indenture or the Notes with respect to redemption of Notes (other than pursuant to Section 4.09 of this Indenture and reduction of the required notice period for an optional redemption);
(4)    make any Note payable in money or currency other than that stated in the Notes;
(5)    modify or change any provision of this Indenture or the related definitions to affect the ranking of the Notes or any Guarantee in a manner that adversely affects the Holders;
(6)    reduce the percentage of Holders necessary to consent to an amendment or waiver to this Indenture or the Notes;
(7)    impair the rights of Holders to receive payments of principal of or interest on the Notes;
(8)    release any Guarantor from any of its obligations under its Guarantee or this Indenture, except as permitted by this Indenture; or
(9)    make any change in this Section 8.02.

After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Issuer shall mail to the Holders a notice briefly describing the amendment, supplement or waiver.
Upon the written request of the Issuer, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Issuer and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.
It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof; provided, however, that the Trustee shall have the right to require an Opinion of Counsel to the effect that the proposed amendment, supplement or waiver conforms in substance to the consent of the Holders.
SECTION 8.03.    Compliance with Trust Indenture Act.
Every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.
SECTION 8.04.    Revocation and Effect of Consents.
Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the written notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.
If no such record date is fixed, the record date shall be the later of 30 days prior to the solicitation of such consent or the date of the most recent list of Holders provided to the Trustee pursuant to Section 2.06 prior to such solicitation.
The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.
After an amendment, supplement, waiver or other action becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (9) of Section 8.02(b). In that case the amendment, supplement, waiver or other action shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note.

SECTION 8.05.    Notation on or Exchange of Notes.
If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Issuer) shall request the Holder of the Note (in accordance with the specific written direction of the Issuer) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue, the Guarantors shall endorse, and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
SECTION 8.06.    Trustee To Sign Amendments, etc.
The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 12.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Issuer and Guarantors, enforceable against the Issuer and Guarantors in accordance with its terms (subject to customary exceptions).
ARTICLE NINE

DISCHARGE OF INDENTURE; DEFEASANCE
SECTION 9.01.    Discharge of Indenture.
The Issuer may terminate its obligations and the obligations of the Guarantors under the Notes, the Guarantees and this Indenture, except the obligations referred to in the last paragraph of this Section 9.01, if
(1)    all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or
(2)    (a) all Notes not delivered to the Trustee for cancellation otherwise have become due and payable or have been called for redemption pursuant to paragraph 6 of the Notes, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in trust in an amount of money sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,
(b)    the Issuer has paid all sums payable by it under this Indenture, and
(c)    the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel (as to legal matters) stating that all conditions precedent to satisfaction and discharge have been complied with.
After such delivery, the Trustee shall acknowledge in writing the discharge of the Issuer’s and the Guarantors’ obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified below.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer in Sections 7.07, 9.05 and 9.06 shall survive.
SECTION 9.02.    Legal Defeasance.
The Issuer may at its option, by Board Resolution of the Issuer, be discharged from its obligations with respect to the Notes and the Guarantors discharged from their obligations under the Guarantees thereof on the date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all their other obligations under the Notes and the Guarantees thereof and this Indenture insofar as the Notes and the Guarantees thereof are concerned (and the Trustee, at the expense of the Issuer, shall, subject to Section 9.06, execute instruments in form and substance reasonably satisfactory to the Trustee and Issuer acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 9.04 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (B) the Issuer’s obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.11 and 4.19, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07) and (D) this Article Nine. Subject to compliance with this Article Nine, the Issuer may exercise its option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 with respect to the Notes.
SECTION 9.03.    Covenant Defeasance.
At the option of the Issuer, pursuant to a Board Resolution of the Issuer, (x) the Issuer and the Guarantors shall be released from their respective obligations under Sections 4.02 (except for obligations mandated by the TIA), 4.06 through 4.17, inclusive, and 4.20 and clause (3) of the first paragraph of Section 5.01 and (y) Sections 6.01(5) and (6) shall no longer apply with respect to the outstanding Notes on and after the date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby.
SECTION 9.04.    Conditions to Legal Defeasance or Covenant Defeasance.
The following shall be the conditions to application of Section 9.02 or Section 9.03 to the outstanding Notes:

(1)    the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the Redemption Date of the principal or installment of principal of or interest on the Notes, and the Trustee must have a valid, perfected, exclusive security interest in such trust;
(2)    in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:
(a)    the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or
(b)    since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)    in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;
(4)    no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);
(5)    the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Issuer or any Restricted Subsidiary is a party or by which the Issuer or any Restricted Subsidiary is bound;
(6)    the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders of the Notes over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others; and
(7)    the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officers’ Certificate, clauses (1) through (6) and, in the case of the Opinion of Counsel, clauses (1) (with respect to the validity and perfection of the security interest), (2) and/or (3) and (5) of this paragraph have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the Issuer’s obligations and the obligations of Guarantors under this Indenture will be revived and no such defeasance will be deemed to have occurred.
SECTION 9.05.Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.
All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.
The Issuer and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against ny tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time any money or U.S. Government Obligations held by it as provided in Section 9.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
SECTION 9.06.    Reinstatement.
If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and each Guarantor’s obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01; provided that if the Issuer or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuer or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.
SECTION 9.07.    Moneys Held by Paying Agent.
In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuer, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.04, to the Issuer (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.08.    Moneys Held by Trustee.
Subject to applicable law, any moneys deposited with the Trustee or any Paying Agent or then held by the Issuer or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Issuer (or, if appropriate, the Guarantors), or if such moneys are then held by the Issuer or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer and the Guarantors, either mail to each Holder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.04, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Issuer. After payment to the Issuer or the Guarantors or the release of any money held in trust by the Issuer or any Guarantors, as the case may be, Holders entitled to the money must look only to the Issuer and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.
ARTICLE TEN

GUARANTEE OF NOTES
SECTION 10.01.    Guarantee.
Subject to the provisions of this Article Ten, each Guarantor, by execution of this Indenture, jointly and severally, unconditionally guarantees to each Holder (i) the due and punctual payment of the principal of and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment of all other Obligations and due and punctual performance of all obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of such Note, this Indenture and the Registration Rights Agreement, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of this Indenture, agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note, this Indenture or the Registration Rights Agreement, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.
Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon. Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in

Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Article Six, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.
SECTION 10.02.    Execution and Delivery of Guarantee.
To further evidence the Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form included in Exhibit G hereto, shall be endorsed on each Note authenticated and delivered by the Trustee and such Guarantee shall be executed by either manual or facsimile signature of an Officer or an Officer of a general partner or member, as the case may be, of each Guarantor. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.
Each of the Guarantors hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.
If an officer of a Guarantor, or an officer of a general partner or member of a Guarantor, whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor’s Guarantee of such Note shall be valid nevertheless.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.
SECTION 10.03.    Limitation of Guarantee.
The obligations of each Guarantor under its Guarantee are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Credit Facilities permitted under clause (1) of Section 4.06) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of the respective Guarantors.
SECTION 10.04.    Release of Guarantor.
A Guarantor shall be released from all of its obligations under its Guarantee if:
(i)    all of the assets of such Guarantor have been sold or otherwise disposed of in a transaction in compliance with the terms of this Indenture (including Sections 4.09, 4.20 and 5.01);
(ii)    all of the Equity Interests held by the Issuer and the Restricted Subsidiaries of such Guarantor have been sold or otherwise disposed of to any Person other than the Issuer or a Restricted Subsidiary in a transaction in compliance with the terms of this Indenture (including Sections 4.20 and 5.01);

(iii)    the Guarantor is designated an Unrestricted Subsidiary (or otherwise ceases to be a Restricted Subsidiary (including by way of liquidation or merger)) in compliance with the terms of this Indenture (including Section 4.15);
(iv)    the Issuer exercises its Legal Defeasance option or Covenant Defeasance option as described under Section 9.02 or Section 9.03; or
(v)    all obligations under this Indenture are discharged in accordance with the terms of this Indenture as described under Section 9.01 and in each such case, the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.
The Trustee shall execute any documents reasonably requested by the Issuer or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Ten.
SECTION 10.05.    Waiver of Subrogation.
Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Note on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.05 is knowingly made in contemplation of such benefits.
ARTICLE ELEVEN

[INTENTIONALLY OMITTED]
ARTICLE TWELVE

MISCELLANEOUS
SECTION 12.01.    Trust Indenture Act Controls.
If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

The provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.
SECTION 12.02.    Notices.
Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:
If to the Issuer or any Guarantor:

M/I HOMES, INC.
3 Easton Oval
Suite 500
Columbus, Ohio 43219
Attention: Chief Legal Officer
Fax Number: (614) 418-8622

with, in the case of any notice furnished pursuant to Article Six, a copy to:

VORYS, SATER, SEYMOUR AND PEASE LLP
52 East Gay Street
Columbus, Ohio 43215
Attention: Adam K. Brandt, Esq.
Fax Number: (614) 719-4636

If to the Trustee:

U.S. BANK NATIONAL ASSOCIATION
Global Corporate Trust Services
10 West Broad Street, 12th Floor
Columbus, Ohio 43215
Fax Number: (614) 232-8109
Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.
The Issuer, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.
Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.
Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.
In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 12.03.    Communications by Holders with Other Holders.
Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Trustee shall comply with § 312(b). The Issuer, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
SECTION 12.04.    Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuer or any Guarantor to the Trustee to take any action under this Indenture, the Issuer or such Guarantor shall furnish to the Trustee:
(1)    an Officers’ Certificate (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(2)    an Opinion of Counsel (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
SECTION 12.05.    Statements Required in Certificate and Opinion.
Each certificate and opinion with respect to compliance by or on behalf of the Issuer or any Guarantor with a condition or covenant provided for in this Indenture shall include:
(1)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)    a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(4)    a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.
SECTION 12.06.    Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.
SECTION 12.07.    Business Days; Legal Holidays.
A “Business Day” is a day that is not a Legal Holiday. A “Legal Holiday” is a Saturday, a Sunday or other day on which (i) commercial banks in the City of New York are authorized or required by law to close or (ii) the New York Stock Exchange is not open for trading. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.08.    Governing Law.
This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York, as applied to contracts made and performed within the State of New York.
SECTION 12.09.    No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Issuer or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.
SECTION 12.10.    No Recourse Against Others.
No recourse for the payment of the principal of or premium, if any, or interest, including Registration Default Damages, on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or any Guarantor in this Indenture or in any supplemental indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any shareholder, officer, director or employee, as such, past, present or future, of the Issuer or of any successor corporation or against the property or assets of any such shareholder, officer, employee or director, either directly or through the Issuer or any Guarantor, or any successor corporation thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Notes are solely obligations of the Issuer and the Guarantors, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any shareholder, officer, employee or director of the Issuer or any Guarantor, or any successor corporation thereof, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or the Notes or implied therefrom, and that any and all such personal liability of, and any and all claims against every shareholder, officer, employee and director, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes. It is understood that this limitation on recourse is made expressly for the benefit of any such shareholder, employee, officer or director and may be enforced by any of them.

SECTION 12.11.	Successors.
All agreements of the Issuer and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

SECTION 12.12.	Multiple Counterparts.
The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

SECTION 12.13.	Table of Contents, Headings, etc.
The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.14.	Separability.
Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.
M/I HOMES, INC.
By:    /s/ Phillip G. Creek
    Name:    Phillip G. Creek
    Title:    Chief Financial Officer
Northeast Office Venture, Limited Liability
  Company
M/I Homes Service, LLC
M/I Homes of Central Ohio, LLC
M/I Homes of Cincinnati, LLC
M/I Homes of DC, LLC
Prince Georges Utilities, LLC
Wilson Farm, L.L.C.
The Fields at Perry Hall, L.L.C.
M/I Homes of Chicago, LLC
M/I Homes of Houston, LLC
M/I Homes of Tampa, LLC
M/I Homes of West Palm Beach, LLC
M/I Homes of Orlando, LLC
M/I Homes of Delaware, LLC
MHO Holdings, LLC
MHO, LLC
M/I Homes of Raleigh, LLC
M/I Homes of Charlotte, LLC
M/I Homes First Indiana LLC
M/I Homes of San Antonio, LLC
M/I Homes of Austin, LLC
M/I Homes of DFW, LLC
M/I Homes of Minneapolis/St. Paul, LLC
M/I Homes of Sarasota, LLC
M/I Homes Development I, LLC
M/I Homes of Alabama, LLC
M/I Homes of Michigan, LLC
By:    /s/ J. Thomas Mason
    Name:    J. Thomas Mason
    Title:    Secretary

M/I Homes of Florida, LLC
M/I Homes Second Indiana LLC
By: M/I Homes, Inc., its Sole Member
By:    /s/ J. Thomas Mason
    Name:    J. Thomas Mason
    Title:    Secretary
M/I Homes of Indiana, L.P.
By: M/I Homes First Indiana LLC, its
Sole General Partner
By:    /s/ J. Thomas Mason
    Name:    J. Thomas Mason
    Title:    Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:    /s/ Katherine Esber
    Name:    Katherine Esber
    Title:    Vice President

EXHIBIT A
CUSIP:
ISIN:

M/I HOMES, INC.
No.             $
4.950% SENIOR NOTE DUE 2028
M/I HOMES, INC., an Ohio corporation (the “Issuer”), for value received, promises to pay to                         or registered assigns the principal sum of              dollars ($        ) on February 1, 2028.
Interest Payment Dates: February 1 and August 1.
Record Dates: January 15 and July 15.
Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.
M/I HOMES, INC.
By:
    Name:
    Title:
By:
    Name:
    Title:
Dated:
Certificate of Authentication
This is one of the 4.950% Senior Notes due 2028 referred to in the within-mentioned Indenture.
U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Dated:

[FORM OF REVERSE OF NOTE]
M/I HOMES, INC.
4.950% SENIOR NOTE DUE 2028
1.    Interest. M/I HOMES, INC., an Ohio corporation (the “Issuer”), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 4.950% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including [insert applicable issue date] to but excluding the date on which interest is paid. Interest shall be payable in arrears on each February 1 and August 1 commencing on [insert applicable first interest payment date]. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate of 4.950% per annum.
2.    Method of Payment. The Issuer will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on January 15 or July 15 next preceding the interest payment date (whether or not a Business Day). Holders must surrender the Notes to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.
3.    Paying Agent and Registrar. Initially, U.S. Bank National Association (the “Trustee”) will act as a Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice. Neither the Issuer nor any of its Affiliates may act as Paying Agent or Registrar.
4.    Indenture. The Issuer issued the Notes under an Indenture dated as of January 22, 2020 (the “Indenture”) among the Issuer, the Guarantors (as defined in the Indenture) and the Trustee. This is one of an issue of the Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.
5.    [Intentionally Omitted]
6.    Optional Redemption.
(a)    The Issuer may redeem all or any portion of the Notes at any time and from time to time on or after February 1, 2023 and prior to maturity at the following redemption prices (expressed in percentages of the principal amount thereof) together, in each case, with accrued and unpaid interest to, but not including, the date of redemption, if redeemed during the 12-month period beginning on February 1 of each year indicated below:

Year	Percentage
2023	103.713%
2024	102.475%

2025	101.238%
2026 and thereafter	100.000%

(b)    At any time prior to February 1, 2023, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 104.950% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but not including, the date of redemption; provided, however, that (1) at least 60% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 90 days of the date of the closing of any such Qualified Equity Offering.
(c)    In addition, at any time prior to February 1, 2023, the Issuer may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, to, but not including, the date of redemption.
“Applicable Premium” means, with respect to a Note at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Note at February 1, 2023 (such redemption price being set forth in the table above) plus (2) all required interest payments due on such Note (excluding accrued and unpaid interest to such Redemption Date) through February 1, 2023, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.
“Treasury Rate” means, as of any Redemption Date, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the Redemption Date) of the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the Redemption Date to February 1, 2023; provided, however, that if the period from the Redemption Date to February 1, 2023 is not equal to the constant maturity of a United States Treasury security for which such a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to February 1, 2023 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
(d)    In the event of a redemption of fewer than all of the Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other manner as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part. Further, in such event, a new Note in a principal amount equal to the unredeemed portion of the Note shall be issued in the name of the Holder of the Note upon cancellation of the original Note.
7.    Notice of Redemption. Notice of redemption will be mailed by first-class mail at least 15 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. On and after the Redemption Date, unless the Issuer defaults in making the redemption payment, interest shall cease to accrue on Notes or portions thereof called for redemption.

8.    Offers to Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.
9.    Registration Rights. Pursuant to a Registration Rights Agreement among the Issuer, the Guarantors and the Initial Purchasers, the Issuer will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for notes of a separate series issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.
10.    Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the Registrar shall not be required to register the transfer of or exchange any Note (i) for a period of 15 days before a selection of Notes to be redeemed, (ii) selected for redemption or (iii) between a record date and the next succeeding Interest Payment Date.
11.    Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.
12.    Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer for payment as general creditors unless an “abandoned property” law designates another Person.
13.    Amendment, Supplement, Waiver, Etc. The Issuer, the Guarantors and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not materially and adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Issuer, the Guarantors and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.
14.    Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.
15.    Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) of the Indenture with respect to the Issuer) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may, by written notice to the Trustee and the Issuer, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Notes shall, declare all principal of and accrued interest on all Notes to be immediately due and payable and such amounts shall become immediately due and payable. If an Event of Default specified in Section 6.01(7) or (8) of the Indenture occurs with respect to the Issuer, the principal amount of and interest on, all Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest on the Notes or a default in the observance or performance of any of the obligations of the Issuer under Article Five of the Indenture) if it determines that withholding notice is in their best interests.
16.    Trustee Dealings with the Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.
17.    Discharge. The Issuer’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.
18.    Guarantees. The Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.
19.    Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.
20.    Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York. The Trustee, the Issuer, the Guarantor and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.
21.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
M/I HOMES, INC.
3 Easton Oval
Suite 500
Columbus, Ohio 43219
Attention: Chief Legal Officer

ASSIGNMENT
I or we assign and transfer this Note to:
(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)
and irrevocably appoint:

Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.
Date:         Your Signature:
            (Sign exactly as your name
            appears on the other side of
            this Note)
Signature Guarantee:_______________________
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have all or any part of this Note purchased by the Issuer pursuant to Section 4.09 or Section 4.20 of the Indenture, check the appropriate box:
Section 4.09        Section 4.20
If you want to have only part of the Note purchased by the Issuer pursuant to Section 4.09 or Section 4.20 of the Indenture, state the amount you elect to have purchased:

$	(multiple of $1,000)
Date:

Your Signature:	(Sign exactly as your name appears on the face of this Note)

Signature Guaranteed
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B
[FORM OF LEGEND FOR 144A NOTES AND OTHER NOTES
THAT ARE RESTRICTED NOTES]
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(d)(1) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

[FORM OF ASSIGNMENT FOR 144A NOTES AND OTHER NOTES
THAT ARE RESTRICTED NOTES]
I or we assign and transfer this Note to:
(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)
and irrevocably appoint:

Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.
[Check One]

[ ] (a)	this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.
or

[ ] (b)	this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.
If neither of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:	Your Signature: (Sign exactly as your name appears on the face of this Note)
Signature Guarantee:
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.
Dated:
NOTICE: To be executed by an executive officer

EXHIBIT C
[FORM OF LEGEND FOR REGULATION S NOTE]
BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, IT IS NOT PURCHASING THIS SECURITY FOR THE ACCOUNT OF A U.S. PERSON, AND IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

[FORM OF ASSIGNMENT FOR REGULATION S NOTE]
I or we assign and transfer this Note to:
(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)
and irrevocably appoint:

Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.
[Check One]

[ ] (a)	this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.
or

[ ] (b)	this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.
If neither of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:	Your Signature: (Sign exactly as your name appears on the face of this Note)
Signature Guarantee:
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.
Dated:
NOTICE: To be executed by an executive officer

EXHIBIT D
[FORM OF LEGEND FOR GLOBAL NOTE]
Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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EXHIBIT E
Form of Certificate To Be
Delivered in Connection with
Transfers to Non-QIB Institutional Accredited Investors
U.S. Bank National Association
M/I Homes, Inc.
c/o U.S. Bank National Association
    Global Corporate Trust Services
10 West Broad Street, 12th Floor
Columbus, Ohio 43215
Attention: Corporate Trust Department
Ladies and Gentlemen:
In connection with our proposed purchase of 4.950% Senior Notes due 2028 (the “Notes”) of M/I Homes, Inc., an Ohio corporation (the “Issuer”), we confirm that:
1.    We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of January 22, 2020 relating to the Notes and we agree to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
2.    We understand that the Notes have not been registered under the Securities Act or any other applicable securities laws, have not been and will not be qualified for sale under the securities laws of any non-U.S. jurisdiction and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Issuer or any subsidiary thereof, (ii) in accordance with Rule 144A under the Securities Act to a person reasonably believed to be a “qualified institutional buyer” (as defined in Rule 144A), (iii) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, (iv) outside the United States to persons other than U.S. persons in offshore transactions meeting the requirements of Rule 903 or 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if applicable) or (vi) pursuant to an effective registration statement, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.
3.    We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

E-1

4.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting each are able to bear the economic risk of our or their investment, as the case may be.
5.    We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
6.    We are not acquiring the Notes with a view toward the distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.
You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
Very truly yours,
[Name of Transferee]
By:
    Name:
    Title:
Date: _______________________

E-2

EXHIBIT F
Form of Certificate To Be Delivered
in Connection with Transfers
      Pursuant to Regulation S
U.S. Bank National Association
M/I Homes, Inc.
c/o U.S. Bank National Association
    Global Corporate Trust Services
10 West Broad Street, 12th Floor
Columbus, Ohio 43215
Attention: Corporate Trust Department

Re:	M/I Homes, Inc., an Ohio corporation (the “Issuer”) 4.950% Senior Notes due 2028 (the “Notes”)
Dear Sirs:
In connection with our proposed sale of $__________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:
(1)    the offer of the Notes was not made to a U.S. person or to a person in the United States;
(2)    either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;
(3)    no directed selling efforts have been made in the United States in contravention of the requirements of Rule 904(a) of Regulation S;
(4)    the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and
(5)    we have advised the transferee of the transfer restrictions applicable to the Notes.

F-1

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.
Very truly yours,
[Name of Transferee]
By:

F-2

EXHIBIT G
NOTATION OF GUARANTEE
Each of the undersigned (the “Guarantors”) hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated as of January 22, 2020 by and among M/I Homes, Inc., as issuer, the Guarantors, as guarantors, and U.S. Bank National Association, as Trustee (as amended, restated or supplemented from time to time, the “Indenture”), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
The obligations of the Guarantors to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee. Each Holder of the Note to which this Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.
[Signatures on Following Pages]

G-1

IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be signed by a duly authorized officer.
[GUARANTORS]
By:
    Name:
    Title:

G-2